Exhibit 4.2

INDENTURE
Dated as of July  , 2006
between
RETAIL VENTURES, INC.
and
HSBC Bank USA, National Association, as Indenture Trustee

Trust Indenture Act Section	Indenture Section

Section 310	(a)(1)	7.08
	(a)(2)	7.08
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	7.07 and 7.09
	(c)	Not Applicable
Section 311	(a)	7.12
	(b)	7.12
	(c)	Not Applicable
Section 312	(a)	2.06
	(b)	7.15
	(c)	7.15
Section 313	(a)	7.14
	(b)	7.14
	(c)	7.14
	(d)	7.14
Section 314	(a)	10.06, 10.02
	(b)	10.08
	(c)	1.02
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	10.08
	(e)	1.02
Section 315	(a)	7.01(b)
	(b)	7.13
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(b)(ii)
	(d)(2)	7.01(c)(ii)
	(d)(3)	7.01(c)(iii)
	(e)	5.13
Section 316	(a)(1)(A)	5.02 and 5.10
	(a)(1)(B)	5.11
	(a)(2)	Not Applicable
	(b)	5.05(a)
Section 317	(a)(1)	5.03
	(a)(2)	5.03
	(b)	7.05
Section 318	(a)	1.07
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

EXHIBIT A— Form of Note
EXHIBIT B—Notice From Indenture Trustee to Holders

     INDENTURE, dated as of July      , 2006, between Retail Ventures, Inc., an Ohio corporation (the “Issuer”), and HSBC Bank USA, National Association, acting as indenture trustee (the “Indenture Trustee”).
RECITALS
     WHEREAS, the Issuer has duly authorized the creation and issue of      % Mandatorily Exchangeable Notes due           , 2011, or PIESsm (Premium Income Exchangeable Securitiessm) in the aggregate principal amount of $125,000,000 ($143,750,000 if the Underwriter exercises in full its option to purchase additional PIES pursuant to the Underwriting Agreement) (the “Notes”) and to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed by the Issuer and the Indenture Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS
          Section 1.01.   Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision; and
     (c) the following terms have the meanings given to them in this Section 1.01(c):
     “Acceleration Additional Cash Amounts” has the meaning set forth in Section 5.02(b).
     “Acceleration Date” has the meaning set forth in Section 5.02(a).
     “Acceleration Event” has the meaning set forth in Section 5.02(a).
     “Act” has the meaning, with respect to any Holder, set forth in Section 1.04(a).
     “Adjustment Event” has the meaning set forth in Section 4.02.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or co-Registrar.
     “Agent Members” has the meaning set forth in Section 2.13(j).
     “Anti-Takeover Rights” has the meaning set forth in Section 4.01(a)(iii).
     “Applicable Market Value” has the meaning set forth in Section 3.02 with respect to DSW Class A Common Shares and the meaning set forth in Section 4.04 with respect to other Exchange Property.
     “Authorized Officer” means any of the Chairman of the Board of Directors; the President and Chief Executive Officer; the Executive Vice President, Chief Financial Officer, Treasurer and Secretary; the Executive Vice President and General Counsel and the Senior Vice President and Controller of the Issuer.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of DTC or on the books of a Person maintaining an account with DTC (directly as a DTC Participant or as an indirect participant, in each case in accordance with the rules of DTC).
     “Board of Directors” means the Board of Directors of the Issuer or a duly authorized committee of the Board of Directors of the Issuer.
     “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Indenture Trustee.
     “Book-Entry Interest” means a beneficial interest in a Global Note, registered in the name of DTC or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by DTC as described in Section 2.13.
     “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are permitted or required by any applicable law to close.
     “Cash Equivalents” means:
     (i) United States dollars;
     (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;
     (iii) certificates of deposit with maturities of six months or less from the date of the acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better;

     (iv) repurchase obligations with a term of not more than seven calendar days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;
     (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within six months after the date of acquisition; and
     (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.
     “Cash Exchange Amount” means either the Full Cash Exchange Amount or the Partial Cash Exchange Amount.
     “Cash Merger” has the meaning set forth in Section 4.05(a).
     “Closing Price” has the meaning set forth in Section 3.02.
     “Collateral” has the meaning set forth in Section 1(a) of the Collateral Agreement.
     “Collateral Account” has the true meaning set forth in Section 6(d) of the Collateral Agreement.
     “Collateral Agent” means HSBC Bank USA, National Association, as Collateral Agent under the Collateral Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.
     “Collateral Agreement” means the Collateral Agreement, dated as of July     , 2006, among the Issuer, as Pledgor, and the Indenture Trustee, as Collateral Agent, Indenture Trustee and Securities Intermediary.
     “Collateral Event of Default” has the meaning set forth in Section 6(e) of the Collateral Agreement.
     “Commission” means the Securities and Exchange Commission.
     “Corporate Trust Office” means the principal corporate trust office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust and Loan Agency.
     “Coupon Payment Date” means each           ,           ,            and            of each year, commencing           , 2006.
     “Coupon Payments” means the payments payable by the Issuer on the Coupon Payment Dates in respect of each Note, calculated based on the Coupon Rate and the Principal Amount of such Note.
     “Coupon Rate” means a rate per annum of           %.
     “Coupon Record Date” means, with respect to any Coupon Payment payable on any Coupon Payment Date, the date fifteen calendar days immediately preceding the relevant Coupon Payment Date.

     “Current Market Price” means, on any date of determination, the average of the daily Closing Prices per DSW Class A Common Share for the ten consecutive Trading Days up to, but excluding, the earlier of such date of determination and the day before the “ex date” with respect to the issuance requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance, shall mean the first date on which DSW Class A Common Shares trade regular way on the applicable exchange or in the applicable market from which such Closing Prices were obtained without the right to receive such issuance.
     “Defaulted Coupon Payment” has the meaning set forth in Section 3.05(d).
     “Dilution Event” has the meaning set forth in Section 4.01(a).
     “DSW” means DSW Inc., an Ohio corporation.
     “DSW Class A Common Shares” means the Class A common shares of DSW, no par value per share.
     “DSW Class B Common Shares” means the Class B common shares of DSW, no par value per share.
     “DSW Offeror” has the meaning set forth in Section 4.02(iii).
     “DTC” means The Depository Trust Company, New York, New York, and any successor thereto.
     “DTC Custodian” means any Person appointed by the Issuer to act as custodian of the Global Notes for DTC.
     “DTC Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time DTC effects book entry transfers and pledges of securities deposited with DTC.
     “Early Exchange” means the exchange of all Outstanding Notes as the result of an Acceleration Event or a Merger Early Full Exchange.
     “Event of Default” has the meaning set forth in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.
     “Exchange Date” means the Maturity Date, any Acceleration Date or any Merger Early Exchange Date with respect to a Merger Early Full Exchange.
     “Exchange Number” equals the product of the Exchange Ratio and a fraction, the numerator of which will be the aggregate Principal Amount of the Outstanding Notes and the denominator of which will be $50.
     “Exchange Property” means the type of property, whether DSW Class A Common Shares, cash or other property, deliverable upon exchange of the Notes.

     “Exchange Ratio” has the meaning set forth in Section 3.02.
     “Existing Exchange Property” has the meaning set forth in Section 4.02(iv)(A).
     “Exchange Request” means the irrevocable instruction by the Issuer to DSW, dated July       , 2006, to exchange DSW Class B Common Shares for DSW Class A Common Shares pursuant to the provisions therein, such Exchange Request having been made pursuant to the Exchange Agreement, dated as of July 5, 2005 by and between the Pledgor and DSW.
     “Expiration Date” has the meaning set forth in Section 1.04(e).
     “Full Cash Exchange Amount” has the meaning set forth in Section 3.03(a).
     “Global Note” means a Note in the form of Exhibit A that evidences all or any number of the Notes and is registered in the name of DTC or a nominee thereof.
     “Holder” means, with respect to a Note, the Person in whose name the Note is registered in the Note Register; provided, however, that in determining whether the Holders of the requisite aggregate Principal Amount of Notes have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Note remains in the form of one or more Global Notes and if DTC is the registered holder of such Global Note and has sent an omnibus proxy assigning voting rights to DTC Participants to whose accounts the Notes are credited on the record date, the term “Holder” shall mean such DTC Participant acting at the direction of the Beneficial Owners.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Indenture Trustee” means the Person named as the “Indenture Trustee” in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” shall mean such Person.
     “Initial Price” has the meaning set forth in Section 3.02.
     “Issue Date” means           , 2006.
     “Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provision of this Indenture, and thereafter “Issuer” shall mean such successor.
     “Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by two of its Authorized Officers and delivered to the Indenture Trustee.
     “Market Disruption Event” has the meaning set forth in Section 3.02.
     “Marketable Security” has the meaning set forth in Section 4.04.
     “Maturity Date” means           , 2011.
     “Maximum Deliverable Number” has the meaning set forth in Section 2 of the Collateral Agreement.

     “Merger Cash Consideration” has the meaning set forth in Section 4.05(a).
     “Merger Early Exchange” means a Merger Early Partial Exchange or a Merger Early Full Exchange, as the case may be.
     “Merger Early Exchange Additional Cash Amounts” has the meaning set forth in Section 4.05(f).
     “Merger Early Exchange Cash Amount” has the meaning set forth in Section 4.05(d).
     “Merger Early Exchange Date” has the meaning set forth in Section 4.05(c).
     “Merger Early Full Exchange” has the meaning set forth in Section 4.05(a).
     “Merger Early Partial Exchange” has the meaning set forth in Section 4.05(a).
     “Merger Market Value” has the meaning set forth in Section 4.05(e).
     “Note Register” means the register maintained by the Registrar that evidences ownership of the Notes.
     “Notes” has the meaning set forth in the Recitals.
     “Notes Exchange Fund” has the meaning set forth in Section 3.04(a)(ii).
     “NYSE” has the meaning set forth in Section 3.02.
     “Officers’ Certificate” means a certificate signed by two Authorized Officers and delivered to the Indenture Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be (i) counsel to the Issuer (and who may be an employee of the Issuer), in which case such counsel shall be reasonably acceptable to the Indenture Trustee or (ii) counsel to the Indenture Trustee (and who may be an employee of the Indenture Trustee), in which case such counsel shall be reasonably acceptable to the Issuer. An opinion of counsel may rely on certificates as to matters of fact.
     “Outstanding Notes” has the meaning set forth in Section 2.10(a).
     “Partial Cash Exchange Amount” has the meaning set forth in Section 3.03(b).
     “Paying Agent” has the meaning set forth in Section 2.04(a).
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Pledge” means the pledge under the Collateral Agreement of DSW Class B Common Shares or other Collateral to secure the obligations of the Issuer under the Notes.
     “Pledged Shares” has the meaning set forth in Section 2 of the Collateral Agreement.

     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Present Value” of any amount on any date means the discounted value of such amount calculated based on an interest rate equal to (i) (x) for any period of twelve months or less, the USD-LIBOR-BBA interest rate or (y) for any period greater than twelve months, the “offer side” U.S. dollar swap rate, in effect on such date, in each case, that has a designated maturity that corresponds most closely to, but is longer than, the period from, and including, such date to, but excluding, the Maturity Date, plus (ii) 1.00%.
     “Principal Amount” of a Note means the stated Principal Amount as set forth on the face of such Note.
     “Proceeds” has the meaning set forth in Section 1(a) of the Collateral Agreement.
     “Registrar” has the meaning set forth in Section 2.04(a).
     “Reorganization Event” has the meaning set forth in Section 4.03.
     “Required Holders” has the meaning set forth in Section 5.01(a)(iii).
     “Responsible Officer”, when used with respect to the Indenture Trustee, means any officer within the corporate trust department (or any successor group) who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.
     “Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
     “Special Coupon Record Date” has the meaning set forth in Section 3.05(d)(1).
     “Threshold Appreciation Price” has the meaning set forth in Section 3.02.
     “Trading Day” has the meaning set forth in Section 3.02.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, and any statute successor thereto, in each case as amended form time to time, together with the rules and regulations promulgated thereunder.
     “Underwriter” means Lehman Brothers Inc.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of           , 2006, among the Issuer, DSW and the Underwriter.
     “Volume Weighted Average Price” has the meaning set forth in Section 3.02.

     Section 1.02.   Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Indenture Trustee to take any action in accordance with any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if requested by the Indenture Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03.   Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04.   Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the Registrar upon review of the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     (e) The Issuer may set any date as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes. If any record date is set pursuant to this Section 1.04(e), the Holders of the Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Notes, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite Principal Amount of Outstanding Notes on such record date. Nothing contained in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this Section 1.04(e) shall be construed to render ineffective any action taken by Holders of the requisite Principal Amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(e), the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Indenture Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.
     With respect to any record date set pursuant to this Section 1.04, the Issuer may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Indenture Trustee in writing, and to each Holder of Notes in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Section 1.05.   Notices. Any notice or communication to any Person listed below is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to such Person’s address specified below:
     If to the Indenture Trustee or Collateral Agent:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Fax: 212-525-1300
Attention: Corporate Trust and Loan Agency
     If to the Issuer:
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Fax: 614-473-2721
Attention: James A. McGrady
                    Executive Vice President, Chief Financial Officer,
                    Treasurer and Secretary
     with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Fax: 917-777-2588
Attn: Robert M. Chilstrom
     Section 1.06.   Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07.   Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
     Section 1.08.   Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.09.   Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Indenture Trustee shall bind their respective successors and assigns, whether so expressed or not.
     Section 1.10.   Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
     Section 1.11.   Benefits of Indenture. Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture. The Holders from time to time shall be beneficiaries of this Indenture and shall be bound by all of the terms and conditions hereof and of the Notes by their acceptance of delivery of such Notes.
     Section 1.12.   Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 1.13.   Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO EACH OF THIS INDENTURE OR THE NOTES.
     Nothing in this Section 1.13 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     Section 1.14.   Legal Holidays. In any case where any Coupon Payment Date or Merger Early Exchange Date with respect to a Merger Early Partial Exchange, if applicable, shall not be a Business Day, notwithstanding any other provision of this Indenture or the Notes, Coupon Payments or the Merger Early Exchange Cash Amount or Merger Early Exchange Additional Cash Amounts, as the case may be, shall not be paid on such date, but shall be paid on the next succeeding Business Day with the same force and effect as if made on such Coupon Payment Date or Merger Early Exchange Date, as the case may be, provided that no interest shall accrue or be payable by the Issuer or to any Holder with respect to such payments for the period from and after any such Coupon Payment Date or Merger Early Exchange Date, as the case may be.
     If any Exchange Date is not a Business Day, notwithstanding any other provision of this Indenture or the Notes, the Notes shall not be exchanged on such Exchange Date, but shall be exchanged on the next succeeding Business Day with the same force and effect as if made on such Exchange Date, provided that no interest shall accrue or be payable by the Issuer or to any Holder for the period from and after any such Exchange Date.
     Section 1.15.   Counterparts. This Indenture may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 1.16.   Inspection of Indenture. A copy of this Indenture shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.
     Section 1.17.   No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     Section 1.18.   Issuer Responsible for Making Calculations. The Issuer will be responsible for making all calculations and determinations called for under this Indenture. These calculations and determinations, include, but are not limited to, determination of the Volume Weighted Average Prices of DSW Class A Common Shares, the Applicable Market Value, the Exchange Ratio, whether a Cash Merger has occurred, whether adjustments to the Exchange Ratio, Initial Price, Threshold Appreciation Price or Applicable Market Value are required under this Indenture, the amount of the Coupon Payments payable on the Notes and the amount of the Merger Early Exchange Cash Amount, Merger Early Exchange Additional Cash Amounts or Acceleration Additional Cash Amounts, if applicable. The Issuer or its agent will make these calculations and determinations in good faith, and, absent manifest error, such calculations and determinations will be final and binding on the Holders, and the Indenture Trustee shall have no responsibility with respect thereto. In addition to the requirements of Section 4.06(a), the Issuer will provide a schedule of these calculations and determinations to the Indenture Trustee, and the Indenture Trustee shall be entitled to rely upon the accuracy of these calculations without independent verification thereof. The Indenture Trustee will forward these calculations and determinations to any Holder upon the written request of such Holder.
     Section 1.19.   Issuer-owned Notes Disregarded. In determining whether the Holders of the requisite aggregate Principal Amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer or any Affiliate of the Issuer (including DSW) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 1.19 if the pledgee shall establish to the satisfaction of the Indenture Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer (including DSW). In the case of a dispute as to such right, any decision by the Indenture Trustee taken upon the advice of counsel shall be full protection to the Indenture Trustee. Upon request of the Indenture Trustee, the Issuer shall furnish to the Indenture Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of the Issuer or any Affiliate of the Issuer (including DSW), and, subject to this Section 1.19, the Indenture Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
ARTICLE 2
FORM AND ADMINISTRATION OF THE NOTES
     Section 2.01.   Form of Notes Generally; Denomination. (a) The Notes shall be in substantially the form set forth in Exhibit A hereto, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Indenture Trustee shall approve the form of the Notes and any such notations, legends or endorsements on them.
     (b) The aggregate Principal Amount of the Outstanding Notes at any time may not exceed $125,000,000 ($143,750,000 if the Underwriter exercises in full its option to purchase additional Notes pursuant to the Underwriting Agreement). The Notes shall be issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof.
     Section 2.02.   Dating. Each Note shall be dated the date of its authentication. The Indenture Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.
     Section 2.03.   Execution and Authentication. (a) One Authorized Officer who shall have been duly authorized to sign by all requisite corporate actions shall sign the Notes for the Issuer by manual or facsimile signature.
     (b) If an Authorized Officer whose signature is on a Note was an Authorized Officer at the time of such execution but no longer holds that office at the time the Indenture Trustee authenticates the Note, the Note shall be valid nevertheless.
     (c) A Note shall not be valid until an authorized signatory of the Indenture Trustee manually signs the certificate of authentication on such Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     (d) The Indenture Trustee shall authenticate the Notes for original issue in an aggregate Principal Amount not to exceed the amount specified in the Issuer Order. In addition, the Issuer Order shall specify the date on which the Notes are to be authenticated and such other information as the Indenture Trustee may reasonably request.
     (e) All Notes issued under this Indenture shall vote and consent together on all matters as to which any of such Notes may vote or consent as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.
     (f) The Indenture Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Issuer and any Affiliate of the Issuer.
     Section 2.04.   Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency in New York City, New York where:
     (i) the Notes may be presented or surrendered for registration of transfer or for exchange (the Person performing such functions at such office or agency, the “Registrar”),
     (ii) the Notes may be presented or surrendered for payment (the Person performing such functions at such office or agency, the “Paying Agent”),

     (iii) notices and demands in respect of the Notes and this Indenture may be served.
The Issuer, upon notice to the Indenture Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. Except as provided herein, the Issuer may act as a Paying Agent, Registrar or co-Registrar.
     (b) The Issuer shall enter into an appropriate agency agreement with any Agent not party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Indenture Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Indenture Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06.
     (c) The Issuer initially appoints the Indenture Trustee as Registrar and Paying Agent until such time as the Indenture Trustee has resigned or a successor has been appointed.
     Section 2.05.   Paying Agent to Hold Monies in Trust. (a) The Issuer shall require each Paying Agent other than the Indenture Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Indenture Trustee all monies held by the Paying Agent for the payment of Coupon Payments on the Notes, the Cash Exchange Amount, if applicable, the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if applicable, and the Acceleration Additional Cash Amounts, if applicable, and the Paying Agent shall notify the Indenture Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require any Paying Agent to distribute all monies held by it to the Indenture Trustee and account for any monies disbursed, and the Indenture Trustee may at any time during the continuance of any payment default, upon written request to any Paying Agent, require such Paying Agent to distribute all monies held by it to the Indenture Trustee and to account for any assets distributed. Upon distribution to the Indenture Trustee of all monies that shall have been delivered by the Issuer to the Paying Agent (if other than the Issuer), the Paying Agent shall have no further liability for such monies.
     (b) If the Issuer or any of its Affiliates acts as Paying Agent, the Issuer or such Affiliate of the Issuer, as the case may be, shall, on or before each Coupon Payment Date, Exchange Date, if applicable, or Merger Early Exchange Date, if applicable, segregate and hold in trust for the benefit of the Holders of Notes a sum sufficient to pay the Coupon Payments on the Notes, the Cash Exchange Amount, if applicable, or the Merger Early Exchange Cash Amount and the Merger Early Exchange Additional Cash Amounts, if applicable, or the Acceleration Additional Cash Amounts, if applicable, so becoming due until such sums shall be paid to such Holders of Notes and will promptly notify the Indenture Trustee of any failure to take such action or of any failure by the Issuer to pay any Coupon Payment on the Coupon Payment Date, the Cash Exchange Amount on the Exchange Date, if applicable, or the Merger Early Exchange Cash Amount or Merger Early Exchange Additional Cash Amounts on the Merger Early Exchange Date, if applicable, or the Acceleration Additional Cash Amounts as soon as practicable on or after the Acceleration Date, if applicable, when the same shall become due and payable.
     Section 2.06.   Holder Lists and Notices to Holders. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Indenture Trustee is not the Registrar, the Issuer shall furnish to the Indenture Trustee before each Coupon Record Date and at such other times as the Indenture Trustee may request in writing a list as of such date and in such form as the Indenture Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Indenture Trustee. Whenever a notice or other communication to the Holders is required to be given under this Indenture, the Issuer or the Issuer’s agent shall give such notices and communications to the Holders and, with respect to any Notes registered in the name of DTC or the nominee of DTC, the Issuer or the Issuer’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.
     Section 2.07.   Transfer and Exchange. (a) Subject to Section 2.13, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Registrar or co-Registrar, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of like tenor and aggregate Principal Amount. No transfer of a Note to any Person shall be effective under this Indenture unless and until such Note has been registered in the name of such Person.
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07.
     (c) Successive registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.
     (d) Any Registrar appointed pursuant to Section 2.04 shall provide to the Indenture Trustee such information as the Indenture Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.
     (e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any period designated in the text of the Notes or in this Indenture as a period during which such registration of transfers and exchanges need not be made.
     (f) The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.
     (g) The Issuer and any of its Affiliates (including DSW) may from time to time, to the extent permitted by law, purchase any of the Notes that are then outstanding by tender, in the open market or by private agreement. Any Notes purchased by the Issuer will be cancelled in accordance with Section 2.12.
     Section 2.08.   Replacement Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or (ii) the Issuer and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.
     (b) Upon the issuance of any new Note under this Section 2.08, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     (c) Every new Note issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued and outstanding hereunder.
     (d) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.09.   Delivery of Exchange Property (or the Cash Exchange Amount) in Lieu of Transfer, Exchange or Replacement of Notes. Notwithstanding the foregoing, the Issuer shall not be obligated to execute and deliver to the Indenture Trustee, and the Indenture Trustee shall not be obligated to authenticate, execute on behalf of the Holder or deliver any Note (x) in exchange for any other Note presented or surrendered for registration of transfer or for exchange or (y) as replacement for a mutilated, destroyed, lost or stolen Note on or after the Business Day immediately preceding any Exchange Date. In lieu of delivery of a new Note, upon satisfaction of the applicable conditions specified above in this Section 2.09 and receipt of appropriate registration or transfer instructions from such Holder, the Indenture Trustee shall, if such Exchange Date has occurred, deliver the DSW Class A Common Shares, other Exchange Property or the Cash Exchange Amount, if applicable, deliverable in respect of the Notes.
     Section 2.10.   Outstanding Notes; Determinations of Holders’ Actions. (a) Notes outstanding at any time (the “Outstanding Notes”) are all the Notes authenticated by the Indenture Trustee except for those cancelled by it, those delivered to it for cancellation, those delivered to it pursuant to Section 2.08 and those described in this Section 2.10 as not outstanding.
     (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Indenture Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     (c) If a Note is exchanged or paid in full in accordance with Article 3, then from and after the time of exchange on the Exchange Date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.
     Section 2.11.   Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
     If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Registrar, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.12.   Cancellation. All Notes surrendered for exchange or registration of transfer or exchange shall, if surrendered to any person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. All Notes purchased by the Issuer will be immediately cancelled and no longer outstanding, and collateral securing such Notes may be released to the Issuer. Any Notes purchased by Affiliates of the Issuer may not be resold, except in accordance with the securities laws. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Indenture Trustee for cancellation or Notes that any Holder has exchanged pursuant to Article 3. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary practice.
     Section 2.13.   Book-Entry System. (a) All of the Notes shall be deposited on behalf of the holders of the Notes represented thereby with the Indenture Trustee or any DTC Custodian, as custodian for DTC, and registered in the name of its nominee, Cede & Co., duly executed by the Issuer and authenticated by the Indenture Trustee.
     (b) Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of the Outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount of the Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the Principal Amount of the Outstanding Notes represented thereby shall be made by the Indenture Trustee or DTC Custodian in accordance with the standing instructions and procedures existing between the Indenture Trustee and DTC Custodian.
     (c) Definitive Notes shall be issued only under the limited circumstances provided in Section 2.13(f). Unless and until definitive, fully registered Notes have been issued to Beneficial Owners pursuant to Section 2.13(f):
     (i) the provisions of this Section 2.13 shall be in full force and effect;
     (ii) except as contemplated in the definition of “Holders” in Section 1.01(c), the Issuer shall be entitled to deal with DTC for all purposes of this Indenture (including making Coupon Payments and receiving approvals, votes or consents hereunder) as the Holder of the Notes and the sole Holder of the Global Notes and shall have no obligation to the Beneficial Owners;
     (iii) to the extent that the provisions of this Section 2.13 conflict with any other provisions of this Indenture, the provisions of this Section 2.13 shall control; and
     (iv) the rights of the Beneficial Owners shall be exercised only through DTC and shall be limited to those established by law and agreements between such Beneficial Owners and DTC or DTC Participants.
     (d) If DTC elects to discontinue its services as securities depositary with respect to the Global Notes, the Issuer may, in its sole discretion, appoint a successor Depositary with respect to the Global Notes.
     (e) Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note shall be made in accordance with Section 2.07 and this Section 2.13. A Global Note may only be transferred in whole and only to DTC or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (e) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note.

     (f) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than DTC or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the names of any person designated by DTC in the event that:
     (i) DTC has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Issuer within 90 calendar days;
     (ii) DTC ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 calendar days;
     (iii) the Issuer decides in its sole discretion that such Global Note will be exchangeable for definitive Notes in registered form and notifies the Indenture Trustee of such decision; or
     (iv) an Event of Default has occurred and is continuing with respect to the Notes represented by such Global Note.
Any Global Note exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by DTC. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than DTC, a successor Depositary or a nominee thereof shall not be a Global Note.
     (g) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without coupons, shall have an aggregate Principal Amount equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as DTC shall designate. Any Global Note to be exchanged in whole shall be surrendered by DTC to the Indenture Trustee or the Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Indenture Trustee is acting as custodian for DTC or its nominee with respect to such Global Note, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Indenture Trustee. Upon any such surrender or adjustment, the Indenture Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of DTC or an authorized representative thereof.
     (h) Subject to the provisions of Section 2.13(j), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (i) In the event of the occurrence of any of the events specified in Section 2.13(f), the Issuer will promptly make available to the Indenture Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without coupons.
     (j) Neither any member of DTC or any DTC Participant (collectively, the “Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of DTC or any nominee thereof or under any such Global Note. DTC or such nominee, as the case may be, may be treated by the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing and Section 2.14, with respect to any Global Note, nothing herein shall prevent the Issuer or the Indenture Trustee or any agent of the Issuer or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or such nominee, as the case may be, or impair, as between DTC, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of DTC or such nominee as Holder of such Global Note.
     Section 2.14.   Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer and the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee, may treat the Person in whose name such Note is registered as the owner of the Outstanding Notes evidenced thereby, for the purpose of receiving (i) Coupon Payments, DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, on any Exchange Date, (ii) the Merger Early Exchange Cash Amount or Merger Early Exchange Additional Cash Amounts, if applicable, on the Merger Early Exchange Date and (iii) the Acceleration Additional Cash Amounts, if applicable, as soon as practicable on or after the Acceleration Date, the performance of the Notes and for all other purposes whatsoever, notwithstanding any notice to the contrary, and neither the Issuer nor the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee, shall be affected by notice to the contrary.
     Section 2.15.   CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Indenture Trustee in writing of any change in the CUSIP numbers.
     Section 2.16.   Agreed Tax Treatment. Each Note issued hereunder shall provide that the Issuer, and by its acceptance or acquisition of a Note or beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Note intend and agree to treat such Note as a variable prepaid forward contract rather than as a debt instrument for all United States federal, state and local tax purposes.
ARTICLE 3
PAYMENT AND DELIVERY OBLIGATIONS UNDER THE NOTES
     Section 3.01.   Initial Collateral for the Notes. (a) The Issuer agrees to perform its obligations under the Collateral Agreement, and shall initially pledge, pursuant to the Collateral Agreement, the number of DSW Class B Common Shares equal to the Maximum Deliverable Number to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of the Issuer in such DSW Class B Common Shares for the benefit of the Holders, to secure the obligation of the Issuer under the Notes to deliver DSW Class A Common Shares pursuant to Section 3.02 or the Cash Exchange Amount pursuant to Section 3.03. If the Underwriter exercises its option to purchase additional Notes pursuant to the Underwriting Agreement, the Issuer shall pledge to the Collateral Agent, on the issue date of such additional Notes, the number of additional DSW Class B Common Shares required in order that the number of DSW Class B Common Shares in the Collateral Account shall equal the Maximum Deliverable Number and grant the Collateral Agent a security interest therein as set forth in the preceding sentence.
     (b) The Issuer shall have the right at any time, and from time to time, to substitute DSW Class A Common Shares for DSW Class B Common Shares as Collateral under the Collateral

Agreement, so long as the aggregate number of DSW Class A Common Shares and DSW Class B Common Shares in the Collateral Account shall at all times equal the Maximum Deliverable Number. For the avoidance of doubt, the Issuer shall not have the right at any time to substitute DSW Class B Common Shares for DSW Class A Common Shares as Collateral under the Collateral Agreement.
     (c) For the avoidance of doubt, prior to the delivery of DSW Class A Common Shares under the Notes upon exchange pursuant to Section 3.02, such Notes shall not entitle the Holder of the Notes to any of the rights of a holder of DSW Class A Common Shares or DSW Class B Common Shares, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of DSW or for any other matter, or any other rights whatsoever as a shareholder of DSW; all such rights shall remain with the Issuer prior to the exchange of the Notes into DSW Class A Common Shares.
     Section 3.02.   Exchange at Maturity. The Issuer shall deliver, on the Maturity Date, in exchange for each $50 Principal Amount of the Outstanding Notes as of the Maturity Date, a number of DSW Class A Common Shares (subject to Section 3.03, Section 3.06 and Article 4) equal to the Exchange Ratio unless, prior to or on the Maturity Date, there shall have occurred an Early Exchange.
     The “Exchange Ratio” in respect of each $50 Principal Amount of the Outstanding Notes is equal to:
     (i) if the Applicable Market Value (as defined below) is greater than or equal to $       (the “Threshold Appreciation Price”), which is       % above the initial price of $       (the “Initial Price”),        DSW Class A Common Shares;
     (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Initial Price, the quotient obtained by dividing $50 by the Applicable Market Value, which is between        and        DSW Class A Common Shares; and
     (iii) if the Applicable Market Value is less than or equal to the Initial Price,        DSW Class A Common Shares,
subject to adjustment as provided in Article 4 and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).
     The “Applicable Market Value” means the average of the Volume Weighted Average Prices per DSW Class A Common Share during the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Maturity Date; provided, however, that (i) in connection with a Cash Merger, Applicable Market Value shall mean Merger Market Value, as provided in Section 4.05(d); (ii) upon an Acceleration Event, Applicable Market Value shall be as defined in Section 5.02(b); (iii) following an Adjustment Event or Reorganization Event, Applicable Market Value shall be as defined in Section 4.04 and (iv) following a Dilution Event, Applicable Market Value may be adjusted as provided in Section 4.01(c).
     The “Volume Weighted Average Price” per DSW Class A Common Share on any date of determination means:
     (i) if the DSW Class A Common Shares are listed for trading on the New York Stock Exchange, Inc. (together with any successor thereto, the “NYSE”), the volume weighted average price per DSW Class A Common Share on the NYSE on such date, as displayed on Bloomberg key strokes “DSW Equity VAP” or any successor or replacement page;

     (ii) if the DSW Class A Common Shares are not listed for trading on the NYSE, the volume weighted average price of DSW Class A Common Shares shall be determined by reference to the Bloomberg Financial Markets page that reports such information with respect to DSW Class A Common Shares for the national or regional securities exchange or association, the Nasdaq Stock Market or the over-the-counter market that is the primary market for the trading of DSW Class A Common Shares on such date; or
     (iii) if such information is not available on any Bloomberg Financial Markets page, the Closing Price per share of DSW Class A Common Shares on such date.
     The “Closing Price” per DSW Class A Common Share on any date of determination means:
     (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the NYSE on such date;
     (ii) if the DSW Class A Common Shares are not listed for trading on the NYSE on such date, the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange or association on which the DSW Class A Common Shares are so listed;
     (iii) if the DSW Class A Common Shares are not so listed on a United States national or regional securities exchange or association, the last sale price per share as reported by the Nasdaq Stock Market;
     (iv) if the DSW Class A Common Shares are not so reported, the last quoted bid price for the DSW Class A Common Shares in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or
     (v) if such last quoted bid price is not available, the market value of DSW Class A Common Shares as determined by a nationally recognized investment banking firm retained by the Issuer for this purpose.
     The Closing Price will be determined without reference to extended or after hours trading.
     A “Trading Day” means a day during which:
     (i) trading in DSW Class A Common Shares generally occurs on the principal United States national or regional securities exchange or association or over-the-counter market on which DSW Class A Common Shares are listed or admitted to trading; and
     (ii) there is no Market Disruption Event.
     A “Market Disruption Event” means:
     (i) a failure by the principal United States national or regional securities exchange or association or over-the-counter market on which DSW Class A Common Shares are listed or admitted to trading to open for trading during its regular trading session; or
     (ii) the occurrence or existence, prior to 1:00 p.m. on any day during which trading for DSW Class A Common Shares occurs for an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or association or over-the-counter market or otherwise) in DSW Class A Common Shares or in any options, contracts or future contracts relating to DSW Class A Common Shares.
     Section 3.03.   Cash Exchange Option. The Issuer may, by written notice to the Indenture Trustee and the Holders at any time on or before the date that is 25 Business Days prior to the Maturity Date, elect to deliver on the Maturity Date in exchange for each $50 Principal Amount of the Outstanding Notes as of the Maturity Date either:
     (a) an amount in cash equal to the product of the Applicable Market Value and the Exchange Ratio (the “Full Cash Exchange Amount"); or
     (b) (i) an amount in cash equal to either (A) the product of the Applicable Market Value and a portion of the Exchange Ratio or (B) a fixed dollar amount, in either case as set forth in the written notice provided to Indenture Trustee (the “Partial Cash Exchange Amount"), in each case in lieu of the DSW Class A Common Shares (or, pursuant to Article 4, units of other Exchange Property) to be delivered on the Maturity Date pursuant to Section 3.02, plus
     (ii) a number of DSW Class A Common Shares (or, pursuant to Article 4, units of other Exchange Property) equal to in the case of (b)(i)(A), the remaining portion of the Exchange Ratio for which cash delivery is not elected pursuant to the notice and in the case of (b)(i)(B), the quotient obtained by dividing (I) (x) the product of the Applicable Market Value and the Exchange Ratio minus (y) the Partial Cash Amount by (II) the Applicable Market Value.
     Section 3.04.   Delivery upon Exchange of the Notes.
     (a) Unless an Early Exchange shall have occurred,
     (i) if the Issuer has not previously substituted a number of DSW Class A Common Shares equal to the Maximum Deliverable Number of DSW Class A Common Shares for DSW Class B Common Shares as Collateral pursuant to Section 3.01(b), on the third Business Day prior to the Maturity Date, pursuant to the Collateral Agreement, the Collateral Agent shall, pursuant to Section 6(h)(ii) of the Collateral Agreement, deliver to the Indenture Trustee the certificate(s) representing the DSW Class B Common Shares held as Collateral and, pursuant to the Exchange Request, the Indenture Trustee shall surrender to DSW such certificate(s), along with the required notice, and DSW shall exchange a number of DSW Class B Common Shares equal to the number indicated in the required notice (which number shall equal the Exchange Number unless the Issuer has substituted DSW Class A Common Shares for DSW Class B Common Shares pursuant to Section 3.01(b), in which case the number shall equal the Exchange Number less the number of shares so substituted) for an equal number of DSW Class A Common Shares to be held by the Collateral Agent as Collateral until the Notes are exchanged and shall deposit such DSW Class A Common Shares with DTC, credited to the Collateral Agent, and deliver a certificate representing remaining DSW Class B Common Shares, if any, to the Indenture Trustee, which shall then deliver such certificate to the Collateral Agent; and
     (ii) on the Maturity Date, the Collateral Agent shall, pursuant to Section 6(h)(iii) of the Collateral Agreement, deliver to the Indenture Trustee through DTC, for the benefit of the Holders of the Outstanding Notes, a number of DSW Class A Common Shares then held by the Collateral Agent as Collateral equal to the Exchange Number, credited to an account at DTC in the name of the Indenture Trustee (or its nominee) as custodian for the Holders (such DSW Class

A Common Shares, together with any dividends or distributions for which a record date and payment date for such dividend or distribution have occurred after the due date for the delivery of the Exchange Property to the Indenture Trustee, being hereinafter referred to as the “Notes Exchange Fund").
     (b) Notwithstanding the foregoing, if the Issuer has elected to deliver the Cash Exchange Amount pursuant to Section 3.03 or, if an Adjustment Event or a Reorganization Event shall have occurred prior to the Maturity Date, then, in lieu of, or, in the case of an Adjustment Event or an election to deliver a Partial Cash Exchange Amount, in addition to, the foregoing:
     (i) the Issuer shall deliver any cash required to be delivered on the Maturity Date as provided in Section 3.03, by wire transfer of immediately available funds to an account designated by the Indenture Trustee for the benefit of the Holders of the Outstanding Notes; and
     (ii) the Collateral Agent shall deliver any other Exchange Property required to be delivered on the Maturity Date as provided in Section 4.02 and Section 4.03 to the Indenture Trustee for the benefit of the Holders of the Outstanding Notes.
     (c) Subject to the foregoing, upon book-entry transfer of the Notes or delivery of the Notes to the Indenture Trustee with duly completed transfer instructions, the Indenture Trustee shall transfer the DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, into which such Notes are exchangeable, together with cash in lieu of fractional shares as provided in Section 3.06 and any dividends or distributions with respect to such shares constituting part of the Notes Exchange Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.
     (d) Such DSW Class A Common Shares shall be registered in the name of the Holder or the Holder’s designee as specified in the exchange instructions provided by the Holder to the Indenture Trustee. If any DSW Class A Common Shares or other Exchange Property deliverable in respect of a Note are to be registered to a Person other than the Person in whose name the Note is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Note or has established to the satisfaction of the Issuer that such tax either has been paid or is not payable, as provided in Section 3.07.
     (e) In the event a Holder of Notes fails to effect such transfer, payment or delivery, the DSW Class A Common Shares or other Exchange Property underlying such Notes, and any distributions thereon, shall be held in the name of the Indenture Trustee or its nominee in trust for the benefit of such Holder, until the earlier to occur of:
     (i) the surrender of the Note or receipt by the Issuer and the Indenture Trustee from such Holder of satisfactory evidence that such Note has been destroyed, lost or stolen, together with any indemnity that may be required by the Indenture Trustee and the Issuer; and
     (ii) the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.
     Section 3.05.   Coupon Payments. (a) The Issuer shall pay, on each Coupon Payment Date, the Coupon Payments payable in respect of Principal Amount of each Outstanding Note to the Person in whose name a Note is registered at 5:00 p.m., New York City time, on the Coupon Record Date relating to such Coupon Payment Date, unless such Coupon Payment Date is the Maturity Date, in which case such Coupon Payment shall be made to the Person presenting the Notes for mandatory exchange at maturity. Coupon Payments for any full period will be computed on the basis of a 360-day year of twelve 30-day months and for any period other than a full period will be computed on the basis of the actual number of days elapsed during the period and a 365-day year. Coupon Payments will accrue from           , 2006, or from the most recent date to which coupon has been paid or duly provided for. The Coupon Payments will be payable at the office of the Paying Agent in New York City maintained for that purpose, by wire transfer of immediately available funds to an account appropriately designated by the Holder entitled thereto or by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Note Register.
     (b) Each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to accrued and unpaid Coupon Payments and the right to accrue Coupon Payments, which rights were carried by the Notes represented by such other Note.
     (c) For the avoidance of doubt, the Coupon Payments will not be reduced as a result of any Merger Early Partial Exchange.
     (d) Any Coupon Payment which is payable, but is not punctually paid or duly provided for, on any             ,             ,              or              (a “Defaulted Coupon Payment”) shall forthwith cease to be payable to the Holder on the relevant Coupon Record Date by virtue of its having been such Holder, and such Defaulted Coupon Payment shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Issuer may elect to make payment of any Defaulted Coupon Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a “Special Coupon Record Date” for the payment of such Defaulted Coupon Payment, which shall be the date fixed in the following manner. The Issuer shall notify the Indenture Trustee in writing of the amount of the Defaulted Coupon Payment proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Indenture Trustee of such notice, unless the Indenture Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Indenture Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Coupon Payment or shall make arrangements satisfactory to the Indenture Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Coupon Payment as in this clause provided. Thereupon the Indenture Trustee shall fix a Special Coupon Record Date for the payment of such Defaulted Coupon Payment which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than ten days after the receipt by the Indenture Trustee of the notice of the proposed payment. The Indenture Trustee shall promptly notify the Issuer of such Special Coupon Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Coupon Payment and the Special Coupon Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 calendar days prior to such Special Coupon Record Date. Notice of the proposed payment of such Defaulted Coupon Payment and the Special Coupon Record Date therefor having been so mailed, such Defaulted Coupon Payment shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such Special Coupon Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 3.05(d).
     (2) The Issuer may make payment of any Defaulted Coupon Payment in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Indenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee.
     Section 3.06.   No Fractional Shares. No fractional DSW Class A Common Shares or fractional shares of other Exchange Property shall be delivered upon exchange on any Exchange Date. Instead of any fractional DSW Class A Common Shares or fractional shares of other Exchange Property which would otherwise be deliverable upon exchange of any Notes on any Exchange Date, the Issuer, through the Indenture Trustee, shall make a cash payment in respect of such fractional interest in an amount equal to the amount of such fractional shares times the Applicable Market Value. With respect to any Holder of Notes with more than $50 in Principal Amount, the number of full DSW Class A Common Shares or shares of other Exchange Property shall be computed on the basis of the aggregate Principal Amount of the Notes held by such Holder.
     Section 3.07.   Charges and Taxes. The Issuer will pay all stock transfer and similar taxes attributable to the delivery of the DSW Class A Common Shares or other Exchange Property pursuant to the Notes; provided, however, that the Issuer shall not be required to pay any such tax or taxes that may be payable in respect of any registration of a DSW Class A Common Share or unit of other Exchange Property in a name other than that of the registered Holder of the Notes surrendered in respect of the Notes evidenced thereby, other than in the name of the Indenture Trustee, as custodian for such Holder, and the Issuer shall not be required to deliver such share certificates unless or until the Person or Persons requesting the transfer or registration thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.
ARTICLE 4
ADJUSTMENTS
     Section 4.01.   Dilution Events; Adjustment of Exchange Ratio. (a) Adjustments to the Exchange Ratio shall be made upon the occurrence of the following events (each, a “Dilution Event").
     (i) If any dividend or other distribution on DSW Class A Common Shares in DSW Class A Common Shares shall be paid or made, the Exchange Ratio in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Exchange Ratio by a fraction of which:
     (A) the numerator shall be the number of DSW Class A Common Shares outstanding at the close of business on the date fixed for such determination; and
     (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of DSW Class A Common Shares at any time outstanding shall not include shares held in the treasury of DSW, provided that DSW does not pay any dividend or make any distribution on DSW Class A Common Shares held in the treasury of DSW. If such dividend or distribution is declared but not paid or made, the Exchange Ratio shall again be adjusted to the Exchange Ratio that would then be in effect in such dividend or distribution had not been declared.

     (ii) If outstanding DSW Class A Common Shares shall be subdivided into a greater number of DSW Class A Common Shares, the Exchange Ratio in effect at the close of business on the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, if outstanding DSW Class A Common Shares shall each be combined into a smaller number of DSW Class A Common Shares, the Exchange Ratio in effect at the close of business on the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (iii) If any rights, warrants, purchase contracts or options shall be issued to all or substantially all holders of DSW Class A Common Shares, other than (A) pursuant to dividend reinvestment or share purchase plans and (B) pursuant to a rights agreement or shareholder rights plan for the purpose of deterring coercive takeover activities (the rights issued pursuant to such agreement or plan, the “Anti-Takeover Rights"), entitling them, at any time on or prior to the Maturity Date, to subscribe for or purchase DSW Class A Common Shares at a price per share less than the Current Market Price per DSW Class A Common Share on the date of issuance of such rights, warrants, purchase contracts or options, the Exchange Ratio in effect at the close of business on the date of issuance shall be increased by dividing such Exchange Ratio by a fraction of which:
     (A) the numerator shall be the number of DSW Class A Common Shares outstanding at the close of business on the date of issuance plus the number of DSW Class A Common Shares equal to the aggregate price payable to exercise such rights, warrants, purchase contracts or options divided by the Current Market Price; and
     (B) the denominator shall be the number of DSW Class A Common Shares outstanding at the close of business on the date of issuance plus the number of DSW Class A Common Shares issuable pursuant to such rights, warrants, purchase contracts or options, such increase to become effective at the opening of business on the day following the date of issuance. For the purposes of this paragraph (iii), the number of DSW Class A Common Shares at any time outstanding shall not include shares held in the treasury of DSW, provided that if DSW issues any such rights, warrants, purchase contracts or options in respect of DSW Class A Common Shares held in the treasury of DSW, such treasury shares shall be included as outstanding DSW Class A Common Shares.
Any adjustment made to the Exchange Ratio pursuant to paragraph (i), (ii) or (iii) above shall also result in an adjustment to the Initial Price and the Threshold Appreciation Price by multiplying the Initial Price and the Threshold Appreciation Price by a fraction of which the numerator shall be the Exchange Ratio immediately prior to such adjustment and the denominator shall be the Exchange Ratio immediately after such adjustment.
     (b) All adjustments to the Exchange Ratio shall be calculated to the nearest 1/10,000th of a DSW Class A Common Share. Except as provided in the next proceeding sentence, no adjustment in the Exchange Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent thereof. Any adjustment of less than one percent will be carried forward and will be made at the time of and together with any subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent of the

Exchange Ratio; provided, however, that regardless of whether such aggregate adjustments amount to one percent or more, all such adjustments will be made immediately prior to an Exchange Date and annually on the anniversary of the Issue Date. Any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
     (c) If an adjustment is made to the Exchange Ratio pursuant to Section 4.01(a), an adjustment shall also be made to the Volume Weighted Average Prices per DSW Class A Common Share during the days occurring in such period prior to the date fixed for determination, effective date or the date of issuance, as the case may be, of the event resulting in such adjustment, used in determining the Applicable Market Value, to the extent an adjustment occurs during the period taken into consideration for determining the Applicable Market Value for purposes of determining the Exchange Ratio on any Exchange Date. Such adjustment shall be made by multiplying the applicable Volume Weighted Average Prices per DSW Class A Common Share by a fraction of which the numerator shall be the Exchange Ratio immediately prior to such adjustment and the denominator shall be the Exchange Ratio immediately after such adjustment pursuant to Section 4.01(a).
     Section 4.02.   Adjustment Events. Upon the occurrence of any of the following events (each, an “Adjustment Event"):
     (i) any distribution to all or substantially all holders of DSW Class A Common Shares of evidences of DSW’s indebtedness, shares of capital stock, securities, cash or other property (excluding any dividend or distribution referred to in Section 4.01(a)(i), any rights, warrants, purchase contracts or options referred to in Section 4.01(a)(iii) and any dividend or distribution referred to in clause 4.02(a)(ii));
     (ii) any distribution consisting exclusively of cash to all or substantially all holders of DSW Class A Common Shares;
     (iii) any purchase of less than all outstanding DSW Class A Common Shares pursuant to a tender offer or exchange offer made by DSW or one of its subsidiaries (the “DSW Offeror") for DSW Class A Common Shares, to the extent that the cash and value of any other consideration included in the payment per DSW Class A Common Share exceeds the Closing Price per DSW Class A Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer; or
     (iv) the issuance by DSW of Anti-Takeover Rights,
other Exchange Property shall be deliverable upon exchange of the Notes, and each unit of Exchange Property shall include:
     (A) in the case of an Adjustment Event described in clause (i) immediately above, in addition to the DSW Class A Common Shares or other Exchange Property prior to such Adjustment Event (collectively, the “Existing Exchange Property"), the evidences of indebtedness, shares of capital stock, securities, cash or other property distributed per unit of such Existing Exchange Property in such Adjustment Event and, if any unit of the Existing Exchange Property includes a fractional DSW Class A Common Share, an amount of such evidences of indebtedness, shares of capital stock, securities, cash or other property equal to the same fraction of such distribution;

     (B) in the case of an Adjustment Event described in clause (ii) immediately above, in addition to the Existing Exchange Property, an amount in cash equal to the cash distribution per unit of such Existing Exchange Property in such Adjustment Event and, if any unit of the Existing Exchange Property includes a fractional DSW Class A Common Share, an amount in cash equal to the same fraction of the cash distribution;
     (C) in the case of an Adjustment Event described in clause (iii) above, in addition to any Existing Exchange Property but in lieu of any DSW Class A Common Share constituting part of each unit of Exchange Property (1) a fraction of a DSW Class A Common Share equal to the quotient of (x) the number of DSW Class A Common Shares outstanding on the date of such Adjustment Event that are not purchased or exchanged in such Adjustment Event divided by (y) the number of DSW Class A Common Shares outstanding on the date of such Adjustment Event immediately prior to the acceptance of DSW Class A Common Shares tendered in such tender or exchange offer, plus (2) the amount in cash equal to the quotient of (x) the aggregate amount of cash received by holders of DSW Class A Common Shares for DSW Class A Common Shares accepted for purchase in such tender or exchange offer, divided by (y) the number of DSW Class A Common Shares outstanding on the date of such Adjustment Event immediately prior to the acceptance of DSW Class A Common Shares tendered in such tender or exchange offer, plus (3) (x) the aggregate amount of any other securities, property or assets received by holders of DSW Class A Common Shares for DSW Class A Common Shares accepted for purchase in such tender or exchange offer, divided by (y) the number of DSW Class A Common Shares outstanding on the date of such Adjustment Event immediately prior to the acceptance of DSW Class A Common Shares tendered in such tender or exchange offer (and, if any unit of the Existing Exchange Property includes a fractional DSW Class A Common Share, each of (1), (2) and (3) above multiplied by such fraction); provided that in the case of a tender offer or exchange offer that allows the holders of DSW Class A Common Shares to elect to receive cash or other property, the Exchange Property shall be deemed to include the weighted average of the kind and amount of cash and other property received by offerees who affirmatively make an election; and
     (D) in the case of an Adjustment Event described in clause (iv) above, in addition to the Existing Exchange Property, the Anti-Takeover Rights that correspond to the Existing Exchange Property, regardless of whether such Anti-Takeover Rights are exercisable or have separated from the DSW Class A Common Shares prior to the Maturity Date.
     Section 4.03.   Reorganization Events. Upon the occurrence of any of the following events, (each, a “Reorganization Event"):
     (a) any reclassification of all outstanding DSW Class A Common Shares (including, reclassification of common equity securities of DSW to non-common equity securities of DSW but excluding a subdivision or combination to which Section 4.01(a)(ii) applies);
     (b) consolidation or merger of DSW with or into another Person as a result of which holders of DSW Class A Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such DSW Class A Common Shares; or
     (c) any sale, lease, conveyance or other disposition of all or substantially all of the assets of DSW to any other Person as a result of which holders of DSW Class A Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) in respect of or in exchange for such DSW Class A Common Shares;
each DSW Class A Common Share constituting a part of each unit of Exchange Property shall become, without the consent of the Holders, only the stock, other securities or other property or assets (including cash or any combination thereof) receivable upon consummation of such Reorganization Event (except as otherwise specifically provided, without any coupon thereon and without any right to dividends or distributions thereon that have a record date that is prior to the Maturity Date) by a Person who holds a DSW Class A Common Share immediately prior to the consummation of such Reorganization Event (and, if any unit of the Existing Exchange Property includes a fractional DSW Class A Common Share, such stock, other securities or other property or assets multiplied by such fraction); provided that if a Merger Early Partial Exchange occurs pursuant to Section 4.05, the Cash Equivalents received per DSW Class A Common Share in a Cash Merger will not be considered Exchange Property for the purpose of any subsequent exchange of the Notes; provided further that the kind and amount of consideration receivable by a holder of DSW Class A Common Shares in a Reorganization Event that causes DSW Class A Common Shares to be exchanged for more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the kinds and amounts of consideration received by holders of DSW Class A Common Shares that affirmatively made such an election.
     Upon any such Reorganization Event, an adjustment will be made to the Exchange Ratio; provided that any anti-takeover rights issued by DSW shall be deemed to have no value for the purpose of determining the applicable adjustments.
          Section 4.04.   Exchange Property. The actual number of units of Exchange Property receivable upon exchange of each $50 Principal Amount of the Outstanding Notes shall be equal to the Exchange Ratio determined based on the Applicable Market Value of the Exchange Property as defined below; provided that for the purposes of the determination of the Exchange Ratio (or the Applicable Market Value), any adjustments to the Exchange Ratio (or the Applicable Market Value) on account of one or more Dilution Events with respect to DSW Class A Common Shares occurring after any Adjustment Event or a Reorganization Event shall be made only as to the DSW Class A Common Shares.
     If the Notes become exchangeable in whole or in part into any Exchange Property other than DSW Class A Common Shares, such Exchange Property shall be subject to adjustment in the same manner and upon the occurrence of the same types of events as set forth in Sections 4.01, 4.02 and 4.03 with respect to the DSW Class A Common Shares.
     Following an Adjustment Event or Reorganization Event, the actual number of units of Exchange Property receivable upon exchange will be calculated based on the aggregate Applicable Market Value, and the term “Applicable Market Value” as of any Exchange Date shall be deemed to refer to, in addition to or in lieu of, respectively, the Applicable Market Value per DSW Class A Common Share, the “Applicable Market Value” per unit of the Exchange Property, and such value shall be determined:
     (A) with respect to any Marketable Security that constitutes all or part of one unit of the Exchange Property, based on the average of the Volume Weighted Average Price per share of such Marketable Security on the 20 consecutive Trading Days ending on the third Trading Day immediately preceding such Exchange Date;
     (B) in the case of any cash that comprises all or part of one unit of the Exchange Property, based on the amount of such cash; and
     (C) in the case of any other property that comprises all or part of one unit of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Issuer for this purpose;
provided that any Anti-Takeover Rights issued by DSW shall be deemed to have no value for the purpose of calculating the Applicable Market Value of such Exchange Property. Any adjustments to the “Applicable Market Value” made prior to an Adjustment Event or Reorganization Event pursuant to Section 4.01(c) shall also be made to the “Applicable Market Value” per unit of the Exchange Property as defined in this Section 4.04.
     A “Marketable Security” means any security that is (i) listed on a United States national or regional securities exchange or (ii) reported on a United States national securities system or the Nasdaq Stock Market subject to last sale reporting. The terms “Volume Weighted Average Price” and “Closing Price” with respect to any Marketable Security shall have the respective meanings set forth in Section 3.02, except that each reference to “DSW Class A Common Shares” shall be deemed to be “Marketable Security”. The term “Trading Day” shall be deemed to refer to any Marketable Security that comprises all or part of the Exchange Property.
     In the event of a Reorganization Event, the Issuer shall promptly thereafter execute and deliver to the Indenture Trustee an indenture supplemental hereto providing that each Holder of an Outstanding Note shall have the rights provided by this Section 4.04. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The above provisions of this Section 4.04 shall similarly apply to successive Adjustments Events and Reorganization Events.
          Section 4.05.   Merger Early Exchange. (a) In the event of a Reorganization Event in which 30% or more of the total consideration paid to all or substantially all of DSW’s shareholders consists of Cash Equivalents (“Merger Cash Consideration” and such Reorganization Event, a “Cash Merger"), then if such Merger Cash Consideration paid in such Cash Merger constitutes less than 100% of the consideration paid in such Cash Merger, the Issuer’s obligation to deliver Exchange Property hereunder shall be partially accelerated with respect to such Merger Cash Consideration (a “Merger Early Partial Exchange"). For the avoidance of doubt, if the Merger Cash Consideration paid in such Cash Merger constitutes less than 100% of the consideration paid in such Cash Merger, the Notes will remain outstanding and subject to exchange on the Maturity Date with respect to the portion of such consideration that is not Merger Cash Consideration and Coupon Payments shall continue to be payable on the full Principal Amount of the Notes (without any reduction as a result of such Merger Early Partial Exchange). If the total consideration paid to DSW’s shareholders in a Cash Merger consists of 100% Merger Cash Consideration, then the Notes shall be accelerated in full (a “Merger Early Full Exchange") and Coupon Payments shall cease to accrue on the Merger Early Exchange Date.
     (b) The percentage of the consideration paid in the Cash Merger consisting of Cash Equivalents shall be determined by reference to the actual amount of Cash Equivalents received by the Issuer, as a DSW shareholder, per DSW Class A Common Share (or if the Issuer holds DSW Class B Common Shares, the amount of Cash Equivalents that the Issuer would have received if the DSW Class B

Common Shares owned by the Issuer were exchanged for DSW Class A Common Shares immediately prior to the consummation of the Cash Merger), in such Cash Merger; provided that if the DSW shareholders are entitled to elect the consideration received in such Cash Merger, the percentage of Merger Cash Consideration shall be determined by reference to the weighted average of the amount of Cash Equivalents received per DSW Class A Common Share by DSW shareholders that affirmatively make an election.
     (c) Promptly following the receipt by all holders of DSW Class A Common Shares of the Merger Cash Consideration from such Cash Merger, the Issuer will provide written notice to Holders of Notes of such completion of a Cash Merger, which shall specify:
     (i) the date of the Merger Early Exchange which shall be the date that promptly follows the date on which holders of DSW Class A Common Shares receive the Merger Cash Consideration from such Cash Merger and which shall in no event be more than 15 calendar days after the date of the notice (the “Merger Early Exchange Date");
     (ii) whether Merger Early Partial Exchange or Merger Early Full Exchange applies, and if Merger Early Partial Exchange, the percentage of Merger Consideration that is Merger Cash Consideration;
     (iii) the formula for determining the applicable Exchange Ratio; and
     (iv) the amount and type of Cash Equivalents receivable by the Holder upon exchange.
     (d) On the Merger Early Exchange Date, the Issuer will deliver to the Indenture Trustee for the benefit of each Holder of the Notes the amount of Cash Equivalents (the “Merger Early Exchange Cash Amount") that such Holder would have been entitled to receive in the Cash Merger for the DSW Class A Common Shares such Holder would have held if such Holder had exchanged the Notes it holds immediately before the Cash Merger. The amount of Cash Equivalents will equal the number of DSW Class A Common Shares such Holder will be assumed to have received multiplied by the amount of Cash Equivalents received per DSW Class A Common Share in the Cash Merger. The number of DSW Class A Common Shares such Holder will be assumed to have received, per $50 Principal Amount of the Outstanding Notes, will equal the Exchange Ratio in effect at such time, calculated using the Merger Market Value as the Applicable Market Value.
     (e) “Merger Market Value” means the average of the Volume Weighted Average Prices per DSW Class A Common Share during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the effective date of the Cash Merger.
     (f) In the case of a Merger Early Full Exchange, on the Merger Early Exchange Date the Issuer shall deliver to the Indenture Trustee for the benefit of each Holder of the Notes, in addition to the Merger Early Exchange Cash Amount determined pursuant to Section 4.05(d), (i) all accrued and unpaid Coupon Payments on such Note to, but excluding, the Merger Early Exchange Date, plus (ii) the Present Value of all Coupon Payments that would have been payable on such Note for the period from, and including, the Merger Early Exchange Date to, but excluding, the Maturity Date (clauses (i) and (ii) together, the “Merger Early Exchange Additional Cash Amounts").
     (g) Upon a Merger Early Partial Exchange, prior to the exchange of the remaining portion of the Notes, the Initial Price and the Threshold Appreciation Price shall be adjusted by multiplying each by a fraction, the numerator of which is the Merger Market Value minus the amount of the Merger Cash

Consideration received per DSW Class A Common Share in such Cash Merger (determined in accordance with clause (b) above) and the denominator of which is the Merger Market Value. The calculation of the Exchange Ratio will also be adjusted for purposes of clause (ii) of the definition of “Exchange Ratio” by multiplying the $50 set forth therein by the fraction set forth in the preceding sentence. Any such adjustments will be in addition to any other adjustments set forth in this Article 4.
          Section 4.06.   Notice of Adjustments and Certain Other Events. (a) Whenever the Exchange Ratio, the Threshold Appreciation Price, the Initial Price or the Exchange Property is required to be adjusted as herein provided or a Dilution Event, Adjustment Event or Reorganization Event occurs, the Issuer shall forthwith compute the adjusted Exchange Ratio, the Threshold Appreciation Price, the Initial Price and/or Exchange Property in accordance with this Article 4 and prepare and transmit to the Indenture Trustee an Officers’ Certificate, within ten Business Days following the occurrence of the Dilution Event, Adjustment Event or Reorganization Event, setting forth the new Exchange Ratio, Threshold Appreciation Price, Initial Price and/or the new composition of Exchange Property, as applicable, and the Maximum Deliverable Number applicable following such adjustment, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and certifying that the information contained in such notice is consistent with the information contained in the notice the Issuer provided to the Collateral Agent pursuant to Section 6(a) of the Collateral Agreement relating to the Dilution Event, the Adjustment Event or Reorganization Event that resulted in such adjustments.
     (b) The Indenture Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require a supplemental indenture to be executed in accordance with Section 4.04, or any adjustment of the Exchange Ratio, Threshold Appreciation Price, Initial Price and/or Exchange Property, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Indenture Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any DSW Class A Common Shares or other Exchange Property, which may at the time be delivered with respect to any Note and the Indenture Trustee makes no representation with respect thereto. The Indenture Trustee shall not be responsible for any calculations pursuant to Article 4, any failure of the Issuer to transfer or deliver any DSW Class A Common Shares or other Exchange Property pursuant to a Note or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 4.
ARTICLE 5
EVENTS OF DEFAULT; ACCELERATION; REMEDIES
          Section 5.01.   Events of Default. (a) Each of the following events is an “Event of Default":
     (i) failure of the Issuer to pay any Coupon Payments payable on the Notes when due and such failure shall continue for 30 calendar days;
     (ii) failure of the Issuer to deliver the required number of DSW Class A Common Shares, or other Exchange Property, if applicable, or the Cash Exchange Amount, if applicable, upon exchange of the Notes, or the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if any, on the Merger Early Exchange Date, if applicable;
     (iii) default in the performance or breach of any of the Issuer’s other covenants and agreements contained herein and such default continues for 60 calendar days after the date on which written notice of such default, requiring the Issuer to cure the same, has been provided to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the date on which Holders of not less than 25% of the aggregate Principal Amount of the Outstanding Notes (the “Required Holders”);
     (iv) the occurrence of a Collateral Event of Default;
     (v) failure of the Issuer to pay any final judgment of $15,000,000 (or its foreign currency equivalent) or more, which final judgment remains unpaid, undischarged and unstayed for a period of more than 60 calendar days after the entry of such judgment;
     (vi) commencement by the Issuer or any Significant Subsidiary of the Issuer of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any Significant Subsidiary of the Issuer or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any Significant Subsidiary of the Issuer or any substantial part of the property of the Issuer or any Significant Subsidiary of the Issuer, or consent by the Issuer or any Significant Subsidiary of the Issuer to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer or any Significant Subsidiary of the Issuer, or general assignment by the Issuer or any Significant Subsidiary of the Issuer for the benefit of creditors, or failure of the Issuer or any Significant Subsidiary generally to pay its debts as they become due, or the Issuer or any Significant Subsidiary of the Issuer shall take any corporate action in furtherance of any of the foregoing; or
     (vii) commencement of an involuntary case or other proceeding against the Issuer or any Significant Subsidiary of the Issuer seeking liquidation, reorganization or other relief with respect to the Issuer or any Significant Subsidiary of the Issuer or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any Significant Subsidiary of the Issuer or any substantial part of the property of the Issuer or any Significant Subsidiary of the Issuer, and such involuntary case or other proceeding shall (x) remain undismissed and unstayed for a period of 60 consecutive calendar days or (y) result in the entry of an order for relief or a similar order against it.
     (b) The Issuer shall deliver to the Indenture Trustee, as soon as practicable and in any event within five Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action the Issuer proposes to take with respect thereto.
          Section 5.02.   Acceleration Event. (a) The occurrence of an Event of Default as described in clauses (vi) and (vii) of Section 5.01(a) shall be immediately and automatically deemed an Acceleration Event (an “Acceleration Event") without necessity of further action and the occurrence and continuation of an Event of Default described in clauses (i), (ii), (iii), (iv) and (v) of Section 5.01(a) shall be deemed an Acceleration Event on the date that the Indenture Trustee or the Required Holders deliver written notice of its or their election to accelerate to the Issuer, and to the Indenture Trustee if such notice is given by the Holders. The date of the Acceleration Event shall be the “Acceleration Date".
     (b) Upon an Acceleration Event, the Notes shall be exchanged as soon as practicable, to the extent permitted by law, on or after the Acceleration Date. On the date of delivery, the Issuer shall deliver the DSW Class A Common Shares (or the other Exchange Property, if applicable); provided that for the purposes of calculating the applicable Exchange Ratio, the Applicable Market Value of any DSW Class A Common Share shall mean the average of the Volume Weighted Average Prices per DSW Class A Common Share during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Acceleration Date. In addition, the Issuer shall deliver on such delivery date (i) all accrued and unpaid Coupon Payments on the Notes to, but excluding, the Acceleration Date plus (ii) a yield maintenance premium equal to the Present Value as of the Acceleration Date of all Coupon Payments that would have been payable on the Notes for the period from, and including, the Acceleration Date to, but excluding, the Maturity Date (clauses (i) and (ii) together, the “Acceleration Additional Cash Amounts"); provided that the Issuer may elect to satisfy its obligations under the Notes with respect to Acceleration Additional Cash Amounts by delivering, in lieu of cash, the number of shares of DSW Class A Common Shares and other Exchange Property that have been pledged pursuant to the Collateral Agreement that remain after the Notes are exchanged with respect to the applicable Exchange Ratio and that are required to satisfy in full its obligations with respect to Acceleration Additional Cash Amounts; in such event, the value of the pledged DSW Class A Common Shares and other Exchange Property shall be calculated pursuant to the definition of Applicable Market Value provided in this Section 5.02(b).
     (c) Upon the occurrence of any Acceleration Event, the Indenture Trustee shall immediately notify the Collateral Agent of such Acceleration Event and the corresponding Acceleration Date.
          Section 5.03.   Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 5.01(a)(i) or (a)(ii), then, upon demand of the Indenture Trustee, the Issuer will deliver to the Indenture Trustee, for the benefit of the Holders, (i) the Exchange Property, Cash Exchange Amount, if applicable, Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if applicable, and Coupon Payments that then shall have become due and payable with respect to all such Notes, and (ii) in addition thereto, any amounts due the Indenture Trustee under Section 7.06. Until such demand by the Indenture Trustee, the Issuer may pay the Exchange Property, Cash Exchange Amount, if applicable, Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if applicable, and Coupon Payments on the Notes to the registered holders, whether or not the Notes are overdue.
     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the Exchange Property shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Exchange Property and Coupon Payments owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Indenture Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of Holder to make such payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes, as provided in Section 5.12.
     In any proceedings brought by the Indenture Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.
          Section 5.04.   Transfer of Collateral upon Occurrence of Acceleration Event. Upon (x) the occurrence of an Acceleration Event and (y) the transfer to the Indenture Trustee of the DSW Class A Common Shares (or other Exchange Property, if applicable), the Indenture Trustee shall request transfer instructions with respect to such DSW Class A Common Shares (or other Exchange Property, if applicable) from each Holder by written request, substantially in the form of Exhibit B hereto, mailed to such Holder at its address as it appears in the Note Register.
     Upon book-entry transfer of the Notes or delivery of a Note to the Indenture Trustee with such transfer instructions, the Indenture Trustee shall transfer the DSW Class A Common Shares (or other Exchange Property, if applicable) underlying such Notes, and Acceleration Additional Cash Amounts together with cash in lieu of fractional shares as provided in Section 3.06 and any dividends or distributions with respect to such shares constituting part of the Notes Exchange Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.
     Such DSW Class A Common Shares (or other Exchange Property, if applicable) shall be registered in the name of the Holder or the Holder’s designee as specified in the exchange instructions provided by the Holder to the Indenture Trustee. If any DSW Class A Common Shares (or other Exchange Property, if applicable), deliverable in respect of a Note are to be registered to a Person other than the Person in whose name the Note is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Note or has established to the satisfaction of the Issuer that such tax either has been paid or is not payable.
     In the event a Holder of Notes fails to effect such transfer or delivery, the DSW Class A Common Shares (or the other Exchange Property, if applicable) underlying such Notes, and Acceleration Additional Cash Amounts together with cash in lieu of fractional shares as provided in Section 3.06 and any dividends or any distributions thereon, if any, shall be held in the name of the Indenture Trustee or its nominee in trust for the benefit of such Holder, until the earlier to occur of:
     (i) the surrender of the Note or receipt by the Issuer and the Indenture Trustee from such Holder of satisfactory evidence that such Note has been destroyed, lost or stolen, together with any indemnity that may be required by the Indenture Trustee and the Issuer; and
     (ii) the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.
          Section 5.05.   Unconditional Right of Holders to Receive Delivery Obligations and Coupon Payments under the Notes; Right of Holders to Institute Suit. (a) Notwithstanding any other provision in this Indenture, each Holder of Notes shall have the right which is absolute and unconditional to receive DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, on any Exchange Date, the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if any, on the Merger Early Exchange Date, if applicable, and the Acceleration Additional Cash Amounts, if applicable, as soon as practicable on or after the Acceleration Date.
     (b) Each Holder of Notes shall have the right to institute suit for the enforcement of its right to receive Coupon Payments on the Coupon Payment Dates and the right to receive DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, on any Exchange Date, the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts, if any, on the Merger Early Exchange Date, if applicable, and the Acceleration Additional Cash Amounts, if applicable, as soon as practicable on or after the Acceleration Date, and such rights shall not be impaired without the consent of such Holder.
          Section 5.06.   Limitation on Proceedings. No Holder of Notes may institute any proceedings, judicial or otherwise, with respect to this Indenture or for any remedy hereunder, except in the case of failure of the Indenture Trustee, for 60 calendar days, to act after the Indenture Trustee has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% of the aggregate Principal Amount of the Outstanding Notes, as well as an offer of indemnity reasonably satisfactory to the Indenture Trustee; provided, however, that this provision will not prevent any Holder of Notes from instituting suit as provided in Section 5.05.
          Section 5.07.   Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Indenture Trustee and such Holder shall continue as though no such proceeding had been instituted.
          Section 5.08.   Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.08, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 5.09.   Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy upon a default or Event of Default shall impair any such right or remedy or constitute a waiver of any such default or any acquiesce therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or such Holders.
          Section 5.10.   Direction of Proceedings by Majority. The Holders of not less than a majority of the Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon the Indenture Trustee; provided that the Indenture Trustee has received indemnity or security by the Holders of Notes requesting or directing the Indenture Trustee to take action reasonably satisfactory to it. Notwithstanding the foregoing, the Indenture Trustee may refuse to follow any direction that is in conflict with any law or this Indenture, that may involve the Indenture Trustee in personal liability or that may be unduly prejudicial to the Holders of Notes not joining in the action.
          Section 5.11.   Waiver of Defaults by Majority. By notice to the Indenture Trustee (and without notice to any other Holders of Notes), the Holders of a majority in aggregate Principal Amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default or Event of Default under this Indenture and its consequences, provided, however, that there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, except for:
     (i) the failure to pay a Coupon Payment on any Note on the related Coupon Payment Date;
     (ii) the failure to deliver the required number of DSW Class A Common Shares (or other Exchange Property, if applicable), or the Cash Exchange Amount, if applicable, upon exchange of the Notes or the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts (if any) upon a Cash Merger, if applicable, or Acceleration Additional Cash Amounts upon an Acceleration Event, if applicable; or
     (iii) the failure to comply with Section 8.02.
     When a default or Event of Default is waived, such default or Event of Default shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right. This Section 5.11 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(1)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.
          Section 5.12.   Application of Money Collected. If the Indenture Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:
     FIRST: to the Indenture Trustee for amounts due under 7.06;

     SECOND: to the Holders of Notes for amounts due and unpaid on or in respect of the Notes for the Coupon Payments, the Cash Exchange Amount, if applicable, the Merger Early Exchange Cash Amount and the Merger Early Exchange Additional Cash Amounts (if any), if applicable, and Acceleration Additional Cash Amounts, if applicable, without preference or priority of any kind, according to such amounts due and payable on the Notes; and
     THIRD: the balance, if any, to the Issuer.
          Section 5.13.   Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of the Notes by its acceptance of such Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.13 shall not apply to any suit instituted by (a) the Indenture Trustee, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate Principal Amount of the Outstanding Notes, or (c) any Holder for the enforcement of the payment of Coupon Payments on or after the related Coupon Payment Dates therefor in respect of any Note held by such Holder, or the delivery of DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, upon exchange of any Note held by such Holder on or after any Exchange Date or delivery of the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts (if any), if applicable, upon a Cash Merger in respect of any Note held by such Holder on or after the Merger Early Exchange Date or delivery of the Acceleration Additional Cash Amounts, if applicable, upon an Acceleration Event in respect of any Note held by such Holder on or after the Acceleration Date.
ARTICLE 6
SATISFACTION AND DISCHARGE OF INDENTURE
          Section 6.01.   Discharge of Indenture. When (a) the Issuer shall deliver to the Indenture Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Indenture Trustee for cancellation shall have become due and payable (or will become due and payable at their maturity within one year) and the Issuer shall deposit with the Paying Agent, in trust, funds sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Indenture Trustee for cancellation, and if in either case the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (1) remaining rights of registration of transfer, substitution and exchange of Notes, (2) rights hereunder of Holders to receive payments of Coupon Payments on the Notes or delivery of DSW Class A Common Shares or other Exchange Property, if applicable, or the Cash Exchange Amount, if applicable, or the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts (if any), if applicable, or Acceleration Additional Cash Amounts, if applicable, and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Indenture Trustee and (3) the rights, obligations and immunities of the Indenture Trustee hereunder, and the Indenture Trustee, on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuer, however, hereby agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred by the Indenture Trustee and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Notes.
          Section 6.02.   Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Indenture Trustee) shall, upon written request of the Issuer, be repaid to the issuer or paid to the Indenture Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
          Section 6.03.   Payment of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Indenture Trustee or Paying Agent for payment of Coupon Payments on the Notes, the Cash Exchange Amount, if applicable, the Merger Early Exchange Cash Amount and Merger Early Exchange Additional Cash Amounts (if any), if applicable, or the Acceleration Additional Cash Amounts, if applicable, and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the Principal Amount of or Coupon on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Indenture Trustee or the Paying Agent on written demand and all liability of the Indenture Trustee and the Paying Agent shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Issuer for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
ARTICLE 7
THE INDENTURE TRUSTEE
          Section 7.01.   Certain Duties and Responsibilities. (a) The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Collateral Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Collateral Agreement, and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, the Indenture Trustee:
     (i) undertakes to perform, with respect to the Notes, only those duties as are specifically set forth in this Indenture and the Collateral Agreement, and no implied covenants or obligations shall be read into this Indenture or the Collateral Agreement against the Indenture Trustee; and
     (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the Collateral Agreement, as applicable, but in the case of any certificates or opinions that by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture or the Collateral Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein and may assume the genuineness of all signatures).
     (c) No provision of this Indenture or the Collateral Agreement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this Subsection shall not be construed to limit the effect of Section 7.01(a);
     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Principal Amount of the Outstanding Notes; and
     (iv) no provision of this Indenture or the Collateral Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Indenture Trustee is not provided to it.
     (d) Whether or not herein or therein expressly so provided, every provision of this Indenture and the Collateral Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of Section 7.01 and Section 7.03.
     (e) The Indenture Trustee is authorized to execute and deliver the Collateral Agreement in its capacity as Indenture Trustee.
          Section 7.02.   Certain Rights. Subject to the provisions of Section 7.01:
     (a) the Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced to the Indenture Trustee by a Board Resolution;
     (c) whenever in the administration of this Indenture or the Collateral Agreement the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Issuer;
     (d) the Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;
     (e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Notes as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Issuer’s normal business hours, to examine the relevant books, records and premises of the Issuer, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (f) the Indenture Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;
     (g) other than the provisions of Article 5 and Section 7.13 requiring the Indenture Trustee to provide notice (and other than the delivery of the DSW Class A Common Shares, other Exchange Property or the Cash Exchange Amount, if applicable, or the Merger Early Exchange Cash Amount and the Merger Early Exchange Additional Cash Amounts (if any), if applicable, or the Acceleration Additional Cash Amounts, if applicable, deliverable under the Notes or the payments of amounts due under the Notes furnished to it pursuant to the Indenture), the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
     (h) the Indenture Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) the Indenture Trustee shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture;
     (j) the Indenture Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (k) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and as Indenture Trustee under the Collateral Agreement, and to each agent, custodian and other Person employed to act hereunder;
     (l) the Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any calculations relating hereto or any arrangement or agreement between the Issuer and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default; and
     (m) the permissive rights of the Indenture Trustee enumerated herein shall not be construed as duties.
          Section 7.03.   Trustee’s Disclaimer. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes, or of the Collateral Agreement or the Pledge. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes authenticated and delivered by the Indenture Trustee in conformity with the provisions of this Indenture.
          Section 7.04.   Indenture Trustee, Paying Agent or Registrar May Own Notes. Any Registrar or any other agent of the Issuer, or the Indenture Trustee and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Indenture Trustee.
          Section 7.05.   Monies Held in Trust. Subject to Section 6.03, all monies received by the Indenture Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they received. Monies held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no obligation to invest or pay interest on any money received by it hereunder except as agreed in writing from time to time by the Issuer and the Indenture Trustee.
          Section 7.06.   Compensation and Reimbursement of Expenses. The Issuer agrees:
     (a) to pay to the Indenture Trustee compensation for all services rendered by it hereunder and under the Collateral Agreement as the Issuer and the Indenture Trustee shall from time to time agree in writing;
     (b) except as otherwise expressly provided for herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture or the Collateral Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s own negligence, willful misconduct or bad faith; and
     (c) to indemnify the Indenture Trustee and any predecessor Indenture Trustee and their respective agents and representatives for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the Indenture Trustee’s duties hereunder or under the Collateral Agreement, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Collateral Agreement.
     The provisions of this Section 7.06 shall survive the resignation and removal of the Indenture Trustee and the termination of this Indenture.

     As security for the performance of the obligations of the Issuer under this Section 7.06, the Indenture Trustee shall have a lien prior to the Notes of any series upon all property and funds held or collected by the Indenture Trustee as such, except funds held in trust for the payment of principal of or coupon on the Notes.
     When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(a)(vi) or Section 5.01(a)(vii), the expenses are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any other similar law for the relief of debtors.
          Section 7.07.   Conflicting Interests. In accordance with Trust Indenture Act Section 310(b), if the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
          Section 7.08.   Corporate Indenture Trustee Required; Eligibility. There shall at all times be an Indenture Trustee hereunder which shall be a Person that is eligible pursuant to Trust Indenture Act Section 310(a)(1) to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          Section 7.09.   Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 7.10.
     (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer 60 calendar days prior to the effective date of such resignation. If the instrument of acceptance by a successor Indenture Trustee required by Section 7.10 shall not have been delivered to the Indenture Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Indenture Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (c) The Indenture Trustee may be removed at any time by Act of the Holders of a majority of the Principal Amount of the Outstanding Notes delivered to the Indenture Trustee and the Issuer. If the instrument of acceptance by a successor Indenture Trustee required by Section 7.10 shall not have been delivered to the Indenture Trustee within 30 calendar days after the delivery of such Act, the removed Indenture Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (d) If at any time:
     (i) the Indenture Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

     (ii) the Indenture Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Issuer by a Board Resolution may remove the Indenture Trustee, or (y) any Holder who has been a bona fide Holder of the Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Issuer shall promptly appoint a successor Indenture Trustee and shall comply with the applicable requirements of Section 7.10. If no successor Indenture Trustee shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of the Notes for at least six months, on behalf of itself and all others similarly situated, or the Indenture Trustee may petition at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (f) The Issuer shall give, or shall cause such successor Indenture Trustee to give, notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Collateral Agent and all Holders as their names and addresses appear in the applicable Note Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.
     Section 7.10.   Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Indenture Trustee, every such successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Indenture Trustee; but, at the request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon its receipt of payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.
     (b) Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and agencies referred to in Section 7.10(a).
     (c) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.
          Section 7.11.   Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Notes shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such Indenture Trustee may adopt such authentication and execution and deliver the Notes so authenticated and executed with the same effect as if such successor Indenture Trustee had itself authenticated and executed such Notes.
          Section 7.12.   Preferential Collection of Claims. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Trustee (or any such other obligor).
          Section 7.13.   Notice of Default. If a default occurs and it is known to the Indenture Trustee, the Indenture Trustee shall give to each Holder of Notes notice of the default within 90 calendar days after it occurs, unless such default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a default described in Section 5.01(a) or (b), the Indenture Trustee may withhold the notice if and so long the Indenture Trustee determines in good faith that withholding such notice is in the best interest of the Holders of Notes.
          Section 7.14.   Reports by Indenture Trustee to Holders. Within 60 days after May 15 of each year, the Indenture Trustee shall mail to each Holder of Notes a brief report dated as of such May 15 that complies with Trust Indenture Act Section 313(a), if required by such Section 313(a). The Indenture Trustee shall also comply with Trust Indenture Act Sections 313(b), 313(c) and 313(d).
     At the time the Indenture Trustee mails such report to the Holders of the Notes, the Indenture Trustee shall file a copy of that report with the Commission and each securities exchange, if any, on which the Notes are listed, in accordance with Trust Indenture Act Section 313(d). The Issuer shall provide notice to the Indenture Trustee when the Notes are listed on any securities exchange or delisted therefrom.
          Section 7.15.   Communication to Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Indenture Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
ARTICLE 8
SUPPLEMENTAL INDENTURES
          Section 8.01.   Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Issuer and the Indenture Trustee, to:
     (i) evidence the succession of another Person to the Issuer’s obligations;
     (ii) add to the covenants for the benefit of Holders or to surrender any of the Issuer’s rights or powers;
     (iii) evidence and provide for the acceptance of appointment of a successor Indenture Trustee;

     (iv) make provision with respect to the rights of Holders pursuant to adjustments in the Exchange Ratio, the Initial Price and the Threshold Appreciation Price and the Applicable Market Value, if applicable, due to Dilution Events or changes to the Exchange Property due to Adjustment Events or Reorganization Events; or
     (v) cure any ambiguity, to cure, correct or supplement any provisions of this Indenture that may be defective or inconsistent with any other provisions of this Indenture, or to make any other change to this Indenture that the Issuer and the Indenture Trustee determine is not inconsistent with the Indenture and the Notes, provided that, in all such cases, such action shall not materially adversely affect the interest of the Holders.
          Section 8.02.   Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority of the Principal Amount of Outstanding Notes, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of modifying in any manner the terms of the Notes or the provisions of this Indenture or the rights of the Holders in respect of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each Holder of the Outstanding Notes affected thereby (in addition to a majority of the aggregate Principal Amount of Outstanding Notes):
     (i) change any Coupon Payment Date or extend the Maturity Date;
     (ii) reduce the principal amount of the Notes;
     (iii) reduce the number of DSW Class A Common Shares or the amount of any other Exchange Property, or the Cash Exchange Amount, deliverable upon exchange of the Notes, change any Exchange Date or the provisions for Merger Early Exchange or otherwise adversely affect such Holder’s rights under the Notes or the Indenture;
     (iv) change the amount or type of Collateral required to be pledged pursuant to the Collateral Agreement to secure the Issuer’s obligations under the Notes;
     (v) change the place or currency of payment or reduce any Coupon Payments;
     (vi) impair the right to institute suit for the enforcement of the Notes, or any Coupon Payments;
     (vii) change the Issuer’s obligation to maintain an office or agency in New York City; or
     (viii) reduce the above-stated percentage of Principal Amount of Outstanding Notes the consent of the Holders of which is required for the modification or amendment of the provisions of the Notes, this Indenture or the Collateral Agreement or the waiver of an Event of Default.
     It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          Section 8.03.   Execution of Supplemental Indentures. In executing, or accepting the additional agencies created by, any supplemental indenture permitted by this Article or with respect to any amendments to the Collateral Agreement, or the modifications thereby of the agencies created by this Indenture, the Indenture Trustee shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02 and the related Board Resolutions, an Officers’ Certificate and an Opinion of Counsel stating the specific provision of this Indenture under which the amendment is being made and that the execution of such supplemental indenture is authorized or permitted by this Indenture and that any and all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Section 8.04.   Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.
          Section 8.05.   Reference to Supplemental Indentures. Notes authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for outstanding Notes.
ARTICLE 9
CONSOLIDATION, MERGER, SALE, LEASE, CONVEYANCE OR TRANSFER
          Section 9.01.   Consolidate, Merge, Sell, Lease, Convey or Transfer Property Only under Certain Conditions. Subject to Section 9.03, the Issuer covenants that it will not consolidate with, or sell, lease, convey or transfer all or substantially all of its assets to, or merge with or into, any other Person, unless:
     (i) the Issuer will be the surviving corporation in any merger or consolidation; or the successor entity (if other than the Issuer) is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and, upon any such consolidation, merger, sale, lease, conveyance or transfer, expressly assumes all of the Issuer’s obligations under the Notes, this Indenture and the Collateral Agreement by supplemental indenture in form satisfactory to the Indenture Trustee and by supplemental agreement in form satisfactory to the Indenture Trustee;
     (ii) immediately after giving effect to the merger, consolidation, sale, lease, conveyance or transfer, no default or Event of Default has occurred or is continuing under the Notes, this Indenture or the Collateral Agreement, as applicable; and
     (iii) the Issuer shall have delivered to the Indenture Trustee the Officer’s Certificate and Opinion of Counsel, if any, required pursuant to Section 9.04.
     This covenant shall not apply to the direct or indirect conveyance, transfer or lease of all or substantially all of the stock, assets or liabilities of any of the Issuer’s wholly-owned subsidiaries to the Issuer, or to the Issuer’s other wholly-owned subsidiaries, as the case may be.

          Section 9.02.   Rights and Duties of Successor Entity. In case of any such merger, consolidation, sale, lease, conveyance or transfer in which the Issuer is not the surviving corporation and upon the assumption by a successor corporation or limited liability company of all of the Issuer’s obligations under the Notes, this Indenture and the Collateral Agreement in accordance with Section 9.01, such successor entity shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein as the Issuer. Such successor entity to the Issuer may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Indenture Trustee; and, upon the order of such successor entity, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Indenture Trustee shall authenticate and deliver any Notes that previously shall have been signed and delivered by the officers of the Issuer to the Indenture Trustee for authentication, and any Note that such successor corporation thereafter shall cause to be signed and delivered to the Indenture Trustee for that purpose. All the Notes issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the case of a lease of all or substantially all of the assets of the Issuer, the original Issuer shall not be discharged from its obligations under the Notes, this Indenture or the Collateral Agreement.
     In the event of any such merger, consolidation, sale, lease, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
          Section 9.03.   Sale of All or Substantially All Assets upon Deposit into Collateral Account. The Issuer may, at its option, elect not to comply with the provisions of Section 9.01 in connection with a sale, lease or conveyance of all or substantially all of its assets to another entity as long as:
     (i) the Issuer continues to validly exist following such sale, lease or conveyance and such assets do not include any Collateral;
     (ii) the Issuer delivers to the Collateral Agent, for the benefit of the Indenture Trustee for the benefit of the Holders, for irrevocable deposit in the Collateral Account cash in U.S. dollars, U.S. treasury securities or a combination thereof in an amount that will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay all remaining Coupon Payments on the Notes through and including the Maturity Date and the Issuer has delivered irrevocable instructions to the Indenture Trustee and the Collateral Agent to apply the deposited money toward the payment of such Coupon Payments on each Coupon Payment Date and on the Maturity Date;
     (iii) immediately after giving effect to such sale, lease or conveyance, no default or Event of Default has occurred or is continuing; and
     (iv) the Issuer shall have delivered to the Indenture Trustee the Officer’s Certificate and Opinion of Counsel, if any, required pursuant to Section 9.04.
In such event, the Issuer shall not be discharged from its obligations, and the other party to such transaction shall not succeed to or be substituted for the Issuer under the Notes, the Collateral Agreement and this Indenture.
          Section 9.04.   Officers’ Certificate and Opinion of Counsel Given to Indenture Trustee. The Indenture Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any merger, consolidation, sale, lease, conveyance or transfer, and any such assumption, complies with the provisions of this Article.
ARTICLE 10
COVENANTS OF THE ISSUER
          Section 10.01.   Performance under Notes. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid each Coupon Payment on the applicable Coupon Payment Date, deliver or cause to be delivered DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, on the Maturity Date and/or deliver or cause to be delivered the Merger Early Exchange Cash Amount and the Merger Early Exchange Additional Cash amounts (if any) on the Merger Early Exchange Date, if applicable, and/or deliver or cause to be delivered the Acceleration Additional Cash Amounts as soon as practicable on or after the Acceleration Date, and will duly and punctually perform all of its other obligations under the Notes in accordance with the terms of the Notes and this Indenture.
          Section 10.02.   Compliance Certificate. The Issuer covenants and agrees to deliver to the Indenture Trustee, within 120 calendar days after the end of each fiscal year of the Issuer ending after the date hereof, a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer, stating whether or not to the best knowledge of the signers thereof the Issuer (which as of the date hereof shall be prior to June 3) is in compliance with the terms, provisions, covenants and conditions hereof (without regard to any period of grace or requirement of notice provided hereunder), and if the Issuer shall be in noncompliance, specifying all such defaults and the nature and status thereof of which they may have knowledge.
          Section 10.03.   Statement by Officers as to Default. As provided in Section 5.01(b), the Issuer covenants and agrees to deliver to the Indenture Trustee, as soon as practicable and in any event within five Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.
          Section 10.04.   Existence. Except as otherwise permitted under Article 9, the Issuer covenants and agrees to do or cause to be done all things necessary to maintain in full force and effect its legal existence and rights (charter and statutory), except that the Issuer is not required to preserve any right if the Issuer determines that it is no longer desirable in the conduct of its business.
          Section 10.05.   NYSE Listing. The Issuer covenants and agrees to maintain the listing of the Notes on the NYSE. In addition, the Issuer covenants and agrees to use its reasonable best efforts to cause DSW to maintain the listing of the DSW Class A Common Shares on the NYSE.
          Section 10.06.   Periodic Reports by the Issuer. (a) The Issuer covenants and agrees to provide to the Indenture Trustee such reports, information and documents, if any, as required by Trust Indenture Act §314(a).
     (b) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and such Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determined from information contain therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

          Section 10.07.   Waiver of Stay; Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Issuer from paying all or any portion of the Coupon Payments or delivering the DSW Class A Common Shares or other Exchange Property, or the Cash Exchange Amount, if applicable, or the Merger Early Exchange Cash Amount and the Merger Early Exchange Additional Cash Amounts (if any), if applicable, or the Acceleration Additional Cash Amounts, if applicable, as contemplated herein or that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
          Section 10.08.   Recording; Certificates and Opinions.(a) The Issuer will furnish to the Indenture Trustee and the Collateral Agent the opinions required by Trust Indenture Act Section 314(b). The Issuer will furnish to the Indenture Trustee and the Collateral Agent the annual opinion required by Trust Indenture Act Section 314(b)(2) beginning July      , 2007.
     (b) To the extent required by the Trust Indenture Act, the Issuer will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of DSW Class B Common Shares in connection with a substitution of Class A Common Shares pursuant to Section 3.01(b), to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Authorized Officer except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent expert reasonably satisfactory to the Indenture Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to the released Collateral.
[SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

RETAIL VENTURES, INC.

By:

Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Indenture Trustee

By:

Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTE]
     [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     No.            CUSIP No.
RETAIL VENTURES, INC.
     % MANDATORILY EXCHANGEABLE NOTE DUE           , 2011
PRINCIPAL AMOUNT: $
     This Note certifies that                      is the registered Holder of the Note in the aggregate Principal Amount set forth above. This Note consists of the rights of the Holder under such Note and obligations of Retail Ventures, Inc., an Ohio corporation (the “Issuer,” which term shall include any successor corporation under the Indenture). All capitalized terms used herein which are defined in the Indenture (as defined on the reverse hereof) have the meaning set forth therein.
     The Issuer promises to deliver to the Holder of this Note, with respect to each $50 Principal Amount, on                     , 2011 (the “Maturity Date”) (a) a number of Class A common shares, no par value (“DSW Class A Common Shares”), of DSW Inc., an Ohio corporation (“DSW”) equal to the Exchange Ratio and/or (b) other Exchange Property if an Adjustment Event or a Reorganization Event has occurred prior to the Maturity Date, unless on or prior to the Maturity Date there shall have occurred an Acceleration Event or a Merger Early Full Exchange with respect to such Note, all as provided in the Indenture and more fully described on the reverse hereof. In lieu of delivering all or a portion of the DSW Class A Common Shares on the Maturity Date, the Issuer may elect, upon 25 Business Days’ prior notice to the Indenture Trustee, to deliver in exchange for each $50 Principal Amount of this Note as of the Maturity Date an amount in cash equal to all or a portion of such DSW Class A Common Shares, as the case may be, as described in Section 3.03 of the Indenture.
     Pursuant to the Collateral Agreement, a number of DSW Class B Common Shares equal to the Maximum Deliverable Number of DSW Class A Common Shares underlying each Note initially has been pledged to the Collateral Agent, for the benefit of the Holders, to secure the obligations of the Issuer under such Note.
     The Issuer promises to pay, on each Coupon Payment Date, in respect of this Note, an amount (the “Coupon Payment”) equal to       % per year of the Principal Amount hereof. Coupon Payments for any full period will be computed on the basis of a 360-day year of twelve 30-day months and for any period other than a full period will be computed on the basis of the actual number of days elapsed during the period and a 365-day year. Such Coupon Payments will accrue from                     , 2006 or from the most recent date that Coupon Payments have been made or duly provided for, and shall be payable to the Person in whose name this Note is registered at 5:00 p.m., New York City time, on the Coupon Record Date preceding the corresponding Coupon Payment Date, unless such Coupon Payment Date is the Maturity Date, in which case such Coupon Payment shall be made to the Person presenting the Notes for mandatory exchange at maturity. Any Coupon Payments not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Coupon Record Date and may be paid (a) to the Person in whose name this Note (or its Predecessor Note) is registered at 5:00 p.m., New York City time, on a Special Coupon Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Coupon Payments on the Notes will be payable at the office of the Paying Agent in New York City, by wire transfer of immediately available funds or by check mailed to the address of the Person entitled thereto as such address appears on the Note Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

RETAIL VENTURES, INC.

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
OF INDENTURE TRUSTEE
     This is one of the Notes referred to in the within mentioned Indenture.

By: HSBC BANK USA, NATIONAL ASSOCIATION,
as Indenture Trustee

By:

Authorized Officer
Dated:

(FORM OF REVERSE OF NOTE)
     This Note is governed by an Indenture, dated as of July   , 2006 (as may be supplemented from time to time, the “Indenture”), between the Issuer and HSBC Bank USA, National Association, as Indenture Trustee (including its successors thereunder, the “Indenture Trustee”), to which Indenture and supplemental indentures thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Indenture Trustee, the Issuer and the Holders and of the terms upon which the Notes are, and are to be, executed and delivered.
     This Note is one of a duly authorized issue of     % Mandatorily Exchangeable Notes due                     , 2011, or PIES (Premium Income Exchangeable SecuritiesSM) (the “Notes”), limited in aggregate principal amount of $125,000,000 (or up to $143,750,000 if the Underwriter exercises in full its option). This Note obligates the Issuer to deliver to the Holder of this Note, with respect to each $50 Principal Amount, on the Maturity Date (a) a number of DSW Class A Common Shares equal to the Exchange Ratio and/or (b) other Exchange Property if an Adjustment Event or a Reorganization Event has occurred prior to the Maturity Date, unless, prior to or on the Maturity Date, there shall have occurred an Acceleration Event or a Merger Early Full Exchange with respect to such Note. In lieu of delivering all or a portion of the DSW Class A Common Shares on the Maturity Date, the Issuer may elect, upon 25 Business Days’ prior notice to the Indenture Trustee, to deliver in exchange for each $50 Principal Amount of this Note as of the Maturity Date an amount in cash equal to all or a portion of such DSW Class A Common Shares, as the case may be, as described in Section 3.03 of the Indenture. Each Holder, by acceptance of this Note, authorizes and directs the Indenture Trustee to enter into the Collateral Agreement.
     The “Exchange Ratio” with respect to each $50 Principal Amount of this Note is equal to:
     (1) if the Applicable Market Value (as defined below) is greater than or equal to $                     the “Threshold Appreciation Price”), which is                     % above $                     (the “Initial Price”),                      DSW Class A Common Shares;
     (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Initial Price, the quotient obtained by dividing $50 by the Applicable Market Value, which is between                      and                      DSW Class A Common Shares.
     (3) if the Applicable Market Value is less than or equal to the Initial Price,                      DSW Class A Common Shares,
subject to adjustment as provided in the Indenture and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).
     No fractional DSW Class A Common Shares will be issued upon exchange of this Note, as provided in Section 3.06 of the Indenture.
     The “Applicable Market Value” means the average of the Volume Weighted Average Price per DSW Class A Common Share during the 20 consecutive Trading Day period ending on the Valuation Date, with respect to DSW Class A Common Shares and the meaning set forth in Section 4.04 with respect to Exchange Property.
     The “Volume Weighted Average Price” of DSW Class A common shares on any date of determination means the Volume Weighted Average price per DSW Class A Common Share on the

NYSE on such date as displayed on Bloomberg key strokes “DSW Equity VAP” or any successor or replacement page. If DSW Class A Common Shares are not listed on the NYSE, the volume weighted average price per DSW Class A Common Share shall be determined by reference to the Bloomberg Financial Markets page that reports such information with respect to DSW Class A Common Shares for the national or regional securities exchange or association or the over-the-counter market that is the primary market for the trading of DSW Class A Common Shares. If such information is not available on any Bloomberg page, the Volume Weighted Average Price shall be the closing price of DSW Class A Common Shares.
     The “Closing Price” per share of DSW Class A Common Share on any date of determination means:
     (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the NYSE on such date;
     (2) if the DSW Class A Common Shares are not listed for trading on the NYSE on such date, the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange or association on which DSW Class A Common Shares are so listed;
     (3) if the DSW Class A Common Shares are not so listed on a United States national or regional securities exchange or association, the last sale price per share as reported by Nasdaq Stock Market;
     (4) if the DSW Class A Common Shares are not so reported, the last quoted bid price for the DSW Class A Common Shares in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or
     (5) if such last quoted bid price is not available, the market value of DSW Class A Common Shares as determined by a nationally recognized investment banking firm retained by the Issuer for this purpose.
     A “Trading Day” means a day during which:
     (1) trading in DSW Class A Common Shares generally occurs on the principal United States national or regional securities exchange or association or over-the-counter market on which DSW Class A Common Shares are listed or admitted to trading; and
     (2) there is no Market Disruption Event.
     A “Market Disruption Event” means:
     (1) a failure by the principal United States national or regional securities exchange or association or over-the-counter market on which DSW Class A Common Shares are listed or admitted to trading to open for trading during its regular trading session; or
     (2) the occurrence or existence, prior to 1:00 p.m. on any day during which trading for DSW Class A Common Shares occurs for an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or association or over-the-counter market or otherwise) in

DSW Class A Common Shares or in any options, contracts or future contracts relating to DSW Class A Common Shares.
     Upon the occurrence of any Acceleration Event, the Indenture Trustee shall immediately notify the Collateral Agent of such Acceleration Event and the corresponding Acceleration Date.
     The Notes are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. The transfer of any Note will be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Indenture. No service charge shall be required for any such registration of transfer or exchange, but the Issuer and the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.
     The Issuer agrees to treat, and by its acceptance or acquisition of this Note or beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note intend and agree to treat this Note as a variable prepaid forward contract rather than as a debt instrument for all United States federal, state and local tax purposes.
     Subject to certain exceptions, the provisions of the Indenture may be amended with the consent of the Holders of a majority of the aggregate Principal Amount of the Outstanding Notes.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of this Note for the purpose of receiving Coupon Payments, for the purpose of exchange and for all other purposes whatsoever, whether or not such Note be overdue and notwithstanding any notice to the contrary, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
     The Notes shall not, prior to the exchange thereof, entitle the Holder to any of the rights of a holder of DSW Class A Common Shares or other Exchange Property.
     A copy of the Indenture is available for inspection at the offices of the Indenture Trustee.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian

	(cust)		(minor)
Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Note on the books of Retail Ventures, Inc. with full power of substitution in the premises.

Dated:		Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Notes in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

ASSIGNMENT FORM
To assign this Note, fill in the form below:
     For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                      attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

EXCHANGE INSTRUCTIONS
     The undersigned Holder directs that a certificate for DSW Class A Common Shares deliverable upon exchange on or after the Maturity Date of this Note be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

Signature
Signature Guarantee:

(if assigned to another Person)
If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

EXHIBIT B
NOTICE FROM INDENTURE TRUSTEE
TO HOLDERS
(Transfer of Collateral upon Occurrence of an Acceleration Event)

[HOLDER]

Attention:
Telecopy:

Re:        % Mandatorily Exchangeable Notes, due      , 2011, or PIES (Premium Income Exchangeable Securities) of Retail Ventures, Inc., an Ohio corporation (the “Company”)
     Please refer to the Indenture, dated as of July        , 2006 (the “Indenture”; unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein), among the Company and the undersigned, as Indenture Trustee.
     We hereby notify you that an Acceleration Event has occurred.
     [Pursuant to Section 5.04 of the Indenture, we hereby request written transfer instructions with respect to the DSW Class A Common Shares or other Marketable Securities (the “Released Property”). Upon receipt of your instructions and upon transfer to us of your Notes effected through book-entry or by delivery to us of your Notes, we shall transfer the Released Property by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Property, the Acceleration Additional Cash Amounts, and any dividends or other distributions thereon, shall be held in our name, or in the name of a nominee in trust for your benefit, until such time as such Notes are transferred or your Note is surrendered or satisfactory evidence is provided that such Note has been destroyed, lost or stolen, together with any indemnification that we or the Issuer may require.]

Date:	By: HSBC BANK USA, NATIONAL ASSOCIATION
By:
Name:
Title:

B-1